UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Regal-Beloit Corporation
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REGAL-BELOIT CORPORATION

200 State Street
Beloit, Wisconsin 53511

Notice of 2015 Annual Meeting of Shareholders
To Be Held April 27, 2015

To the Shareholders of Regal-Beloit Corporation:

You are hereby notified that the 2015 Annual Meeting of Shareholders of Regal-Beloit Corporation will be held at the James L. Packard Learning Center located at our corporate headquarters, 200 State Street, Beloit, Wisconsin 53511, on Monday, April 27, 2015, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.                                      To elect four Class A Directors for terms expiring at the 2018 Annual Meeting of Shareholders.

2.                                      To approve an amendment and restatement of our Articles of Incorporation to declassify our Board of Directors.

3.                                      To approve an amendment and restatement of our Articles of Incorporation to remove the hyphen from our legal name.

4.                                      To consider a shareholder advisory vote on the compensation of our named executive officers as disclosed in the accompanying proxy statement.

5.                                      To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2016.

6.                                      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 4, 2015 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

We are furnishing our proxy materials to our shareholders over the Internet.  This process expedites the delivery of proxy materials, maintains convenient access to the proxy materials by our shareholders and provides clear instructions for receiving proxy materials and voting your shares.  It is also friendly to the environment.

On March 18, 2015, we mailed to our shareholders the Notice of Internet Availability of Proxy Materials.  That Notice contains instructions on how to access our 2015 Proxy Statement and 2014 Annual Report and how to vote online.  In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how our shareholders can (i) receive a paper copy of the Proxy Statement and Annual Report, if they received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive their Proxy Statement and Annual Report only over the Internet, if they received them by mail this year.

We hope that you will be able to attend the meeting in person, but if you are unable to do so, it is important that your shares are represented at the Annual Meeting. You may vote your shares over the Internet at the website identified in the Notice of Internet Availability of Proxy Materials or via the toll-free telephone number identified in that Notice. If you received a paper copy of the proxy card by mail, then you may sign and date the proxy card and return it by mail in the envelope provided. The Notice of Internet Availability of Proxy Materials contains instructions for use of all three methods of voting.  If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

By Order of the Board of Directors
REGAL-BELOIT CORPORATION

Peter C. Underwood
Vice President, General Counsel and Secretary

Beloit, Wisconsin
March 18, 2015

PROXY STATEMENT

This Proxy Statement relates to the solicitation by Regal-Beloit Corporation (“we” or the “Company”), on behalf of its Board of Directors (the “Board”), of your proxy to vote your shares of the Company’s common stock at the 2015 annual meeting of shareholders and all adjournments or postponements thereof (the “Annual Meeting”).  We mailed our Notice of Internet Availability of Proxy Materials and we are making available this proxy statement on March 18, 2015.  We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the Annual Meeting.  In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

COMMONLY ASKED QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

Q:                                   What am I being asked to vote on?

A:                                   •                  The election of directors;

•                  An amendment and restatement of our Articles of Incorporation to declassify our Board;

•                  An amendment and restatement of our Articles of Incorporation to remove the hyphen from our legal name;

•                  An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

•                  Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2016.

Q:                                   Who can vote?

A:                                   Holders of our common stock as of the close of business on the record date, March 4, 2015, may vote at the Annual Meeting, either in person or by proxy.  Each share of common stock is entitled to one vote.

Q:                                   How do I vote?

A:                                   On March 18, 2015, we mailed our Notice of Internet Availability of Proxy Materials, which includes instructions for accessing this proxy statement and our 2014 Annual Report, as well as instructions for our shareholders to vote over the Internet, via a toll-free telephone number or by mail by signing, dating and returning a paper proxy card.  You can vote in the following ways:

By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of common stock in one of the following ways:

•                  by telephone;

•                  by using the Internet; or

•                  by completing and signing a proxy card and mailing it in time to be received prior to the Annual Meeting if you request to receive a paper copy of a proxy card.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on the Notice of Internet Availability of Proxy Materials.

If you mail your properly completed and signed proxy card to us, or vote by telephone or the Internet, then your shares of common stock will be voted according to the choices that you specify. If you sign and mail your proxy card to us without making any choices, your proxy will be voted:

•                  FOR the election of all persons nominated by the Board for election as directors;

•                  FOR the approval of the amendment and restatement of our Articles of Incorporation to declassify our Board;

•                  FOR the approval of the amendment and restatement of our Articles of Incorporation to remove the hyphen from our legal name;

•                  FOR the approval of the compensation of our named executive officers; and

•                  FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2016.

Other than the election of directors, approval of the amendment and restatement of our Articles of Incorporation to declassify our Board, approval of the amendment and restatement of our Articles of Incorporation to remove the hyphen from our legal name, approval of the compensation of our named executive officers and the ratification of the selection of our independent registered public accounting firm, we are not currently aware of any other matters that will be brought before the Annual Meeting.  However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting.  If a matter comes up for a vote at the Annual Meeting that is not included in the proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there.  If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, then your broker, bank or other nominee will provide you with instructions for voting your shares.

Q:                                   May I change or revoke my vote?

A:                                   You may change your vote or revoke your proxy at any time prior to your shares being voted by:

•                  notifying our Secretary in writing that you are revoking your proxy;

•                  giving another signed proxy that is dated after the date of the proxy that you wish to revoke;

•                  using the telephone or Internet voting procedures; or

•                  attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not revoke your proxy).

Q:                                   Will my shares be voted if I do not provide my proxy?

A:                                   It depends on whether you hold your shares in your own name or in the name of a brokerage firm.  If you hold your shares directly in your name, then they will not be voted unless you provide a proxy or vote in person at the Annual Meeting.  Brokerage firms or other nominees generally have the authority to vote customers’ uninstructed shares on certain “routine” matters.  If your shares are held in the name of a brokerage firm, the brokerage firm has the discretionary authority to vote your shares in connection with the ratification of our independent registered public accounting firm if you do not timely provide your proxy because this matter is considered “routine” under the New York Stock Exchange (“NYSE”) listing standards.

However, if you have not provided directions to your broker, your broker will not be able to vote your shares with respect to the election of directors, the approval of the amendment and restatement of our Articles of Incorporation to declassify our Board, the approval of the amendment and restatement of our Articles of Incorporation to remove the hyphen from our legal name or the approval of the compensation of our named executive officers.  We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

Q:                                   What constitutes a quorum?

A:                                   As of the record date, March 4, 2015, 44,720,037 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting.  To conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or the Internet, then you will be considered present at the Annual Meeting for purposes of determining the presence of a quorum.  Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining the presence of a quorum.  A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE rules, does not have discretionary authority to vote on a proposal.

Q:                                   What vote is needed for these proposals to be adopted?

A:                                   Proposal 1—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to elect each director (assuming a quorum is present).  Withhold votes, abstentions and broker “non-votes” will have the effect of votes against the election of director nominees.

Proposal 2—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting

(assuming a quorum is present) is required to approve the amendment and restatement of our Articles of Incorporation to declassify our Board.  Abstentions will have the effect of votes against this proposal.

Proposal 3—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the amendment and restatement of our Articles of Incorporation to remove the hyphen from our legal name.  Abstentions will have the effect of votes against this proposal.

Proposal 4—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers (assuming a quorum is present).  Because this vote is advisory, the results of the vote are not binding on our Board of Directors or our Compensation and Human Resources Committee.  However, if there is a significant vote against the compensation of our named executive officers, then our Board of Directors and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns.  Abstentions and broker non-votes will have the effect of votes against this proposal.

Proposal 5—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2016.  Abstentions will have the effect of votes against this proposal.

Q:                                   Who conducts the proxy solicitation and how much will it cost?

A:                                   We are requesting your proxy for the Annual Meeting and will pay all costs of soliciting shareholder proxies.  In addition to soliciting proxies by mail and through the Internet, we may request proxies personally and by telephone, fax or other means.  We can use our directors, officers and regular employees to request proxies.  These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket and clerical expenses for forwarding solicitation materials to beneficial owners of our common stock.

Q:                                   Are the Company’s proxy materials available on the Internet?

A:                                   Yes.  The Company’s proxy statement for the 2015 Annual Meeting of Shareholders and 2014 Annual Report to Shareholders are available at www.proxyvote.com.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board is currently comprised of ten directors, divided into two classes of three members each and one class of four members, with the terms of one class of directors expiring each year.  The Board has nominated Stephen M. Burt, Anesa Chaibi, Henry W. Knueppel and Dean A. Foate, each of whom is currently serving as a director, for election at the Annual Meeting as Class A directors to serve until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified.  Ms. Chaibi was appointed to the Board on November 10, 2014 in connection with an increase in the size of the Board from nine to ten directors.  All of our other directors are expected to serve on the Board until their respective terms expire as indicated below.

Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the Board’s nominees for election as directors.  The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected.  However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Our Corporate Governance and Director Affairs Committee periodically reviews and recommends to the Board the qualities, skills and attributes desired in our directors to reflect the unique challenges facing, and business strategies of, our company.  The Corporate Governance and Director Affairs Committee reviews the qualities, skills and attributes of proposed nominees when it makes director nominee recommendations to the Board and compares them against the desired qualities, skills and attributes.  The Board reviews this information when considering proposed nominees.  Some of the challenges and strategies we face in our business, and the corresponding desired qualities, skills and attributes, are described in the following table.

Challenges/Strategies	Desired Qualities, Skills, Attributes

We are a global company with operations and customers around the world

•                  Diversity of gender, race, nationality, cultural and/or professional experience

•                  Experience in global markets

•                  Experience as a current or former chief executive or chief operating officer, or significant operations experience

We have grown substantially through acquisition and future acquisitions are a core component of our capital deployment strategy	• Business development/M&A experience • Knowledge of investment banking and/or capital markets

Our presence and sales in multiple global jurisdictions and across several business platforms results in a wide variety of transactions in many different currencies	• Experience as a current or former chief financial officer • Expertise in matters of public accounting

We believe that good corporate governance will improve our operating performance and aligns with the interests of our shareholders	• Public company board experience • Knowledgeable in corporate governance

Challenges/Strategies	Desired Qualities, Skills, Attributes

Our industry has numerous unique challenges associated with manufacturing our products as well as conducting our business	• Knowledge and experience in our industry • Current or past experience with manufacturing

The following sets forth certain information, as of March 4, 2015, about each of the Board’s nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting.  Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

Nominees for Election at the Annual Meeting

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships

Class A Directors — Terms Expiring at the 2015 Annual Meeting of Shareholders

Stephen M. Burt	50	2010

Managing Director of Duff & Phelps (a provider of independent financial advisory and investment banking services) and President of Duff & Phelps Securities, LLC (a provider of merger and acquisition advisory services) since 1994.  Mr. Burt is an NACD Governance Fellow.   Among the qualities, skills and attributes desired by our Board, Mr. Burt has

•                  Extensive M&A experience;

•                  Investment banking and capital markets expertise;

•                  Corporate governance knowledge;

•                  Global experience; and

•                  Experience in our industry.

Henry W. Knueppel	66	1987

Non-Executive Chairman of Harsco Corporation (a diversified, multinational provider of industrial services and engineered products); Interim Chairman and Chief Executive Officer of Harsco Corporation from February 2012 to September 2012; Former Chairman of the Board and Chief Executive Officer of the Company from April 2006 to May 2011; elected Chief Executive Officer April 2005; President and Chief Operating Officer from 2002-2005; Executive Vice President from 1987-2002; director, Harsco Corporation, Snap-on Incorporated, and Wisconsin Energy Corporation.  Among the qualities, skills and attributes desired by our Board, Mr. Knueppel has

•                  Experience in our industry;

•                  Global experience;

•                  CEO experience;

•                  Extensive M&A experience;

•                  Investment banking and capital markets expertise;

•                  Public company board experience; and

•                  Corporate governance knowledge.

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships

Dean A. Foate	56	2005

President and Chief Executive Officer of Plexus Corporation (an electronics manufacturing services company) since 2002; Chairman of the Board of Plexus Corporation since 2013; Chief Operating Officer of Plexus Corporation from 2001-2002; director of Plexus Corporation.  Among the qualities, skills and attributes desired by our Board, Mr. Foate has

•                  Experience in manufacturing;

•                  Global experience;

•                  CEO experience;

•                  Extensive M&A experience;

•                  Investment banking and capital markets expertise;

•                  Public company board experience; and

•                  Corporate governance knowledge.

Anesa Chaibi	48	2014

Ms. Chaibi currently serves as the President and Chief Executive Officer of HD Supply Facilities Maintenance, a division of HD Supply Holdings, Inc. (an industrial supplier), a position she has held since September 2005.  Prior to this role, she served as General Manager of Global Quality and Commercial Operations for GE Water & Process Technologies.  From 1989 to 2004, Ms. Chaibi held a variety of roles of increasing responsibility in manufacturing, operations, production, marketing, corporate initiatives, global sourcing, Six Sigma Quality, and as a Business Leader within GE Silicones, Plastics, Power Systems, Industrial Systems, Water & Process Technologies and Infrastructure.  Among the qualities, skills and attributes desired by our Board, Ms. Chaibi has

•                  Experience in manufacturing;

•                  Global experience;

•                  Significant operational experience; and

•                  Gender, ethnic or racial diversity.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS CLASS A DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES.

Directors Continuing in Office:

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships

Class B Directors—Terms Expiring at the 2016 Annual Meeting of Shareholders

Christopher L. Doerr	65	2003

Co-CEO of Passage Partners, LLC (a private investment company) since 2001; former Co-CEO of Sterling Aviation Holdings, Inc. (aircraft management and charter company) 2004-2014; Former Executive Chairman and Chief Executive Officer of Karl’s Rental, Inc. (global manufacturer and supplier of portable event structures and related equipment) from 2009 to December 2011; former President and Co-CEO, Leeson Electric Corporation from 1986-2001. Mr. Doerr is currently a director of Roadrunner Transportation Systems, Inc., and has served as director of several privately-held and publicly-traded companies and as a chief executive officer of a number of privately-held companies.  Among the qualities, skills and attributes desired by our Board, Mr. Doerr has

•                  Experience in manufacturing;

•                  Global experience;

•                  CEO experience;

•                  Extensive M&A experience;

•                  Public company board experience; and

•                  Experience in our industry.

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships

Mark J. Gliebe	54	2007

Chairman of the Board and Chief Executive Officer of the Company; was appointed Chairman of the Board in January 2012 and became Chief Executive Officer in May 2011; served as President and Chief Operating Officer of the Company from December 2006 to May 2011; Vice President and President-Electric Motors Group of the Company from January 2005 to December 2005; prior thereto employed by General Electric Company (a diversified industrial and commercial manufacturing corporation) as the General Manager of GE Motors & Controls in the GE Consumer & Industrial business unit from 2000-2004.  Mr. Gliebe joined the board of Joy Global Inc. in May 2014.  Among the qualities, skills and attributes desired by our Board, Mr. Gliebe has

•                  Experience in our industry;

•                  Global experience;

•                  CEO experience;

•                  Extensive M&A experience;

•                  Investment banking and capital markets expertise; and

•                  Public company board experience.

Curtis W. Stoelting	55	2006

Former Chief Executive Officer of TOMY International (formerly RC2 Corporation, a designer, producer and marketer of high-quality toys, collectibles and infant and toddler products), from 2003 to 2013; prior thereto served as Chief Operating Officer of RC2 Corporation from 2000-2003 and Executive Vice President from 1998-2003; director, TOMY Company, Ltd.  Among the qualities, skills and attributes desired by our Board, Mr. Stoelting has

•                  Global experience;

•                  CEO experience;

•                  Extensive M&A experience;

•                  Investment banking and capital markets expertise;

•                  Public company board experience;

•                  Corporate governance knowledge; and

•                  Expertise in matters of public accounting.

Class C Directors—Terms Expiring at the 2017 Annual Meeting of Shareholders

Thomas J. Fischer	67	2004

Corporate financial, accounting and governance consultant since 2002; retired Deputy Managing Partner for the Great Plains Region and Milwaukee office managing partner, Arthur Andersen LLP; director, Badger Meter Inc., Actuant Corporation and Wisconsin Energy Corporation.  Among the qualities, skills and attributes desired by our Board, Mr. Fischer has

•      Extensive M&A experience;

•      Public company board experience;

•      Experience in our industry;

•      Corporate governance knowledge; and

•      Expertise in matters of public accounting.

Rakesh Sachdev	58	2007

President and Chief Executive Officer of Sigma-Aldrich Corporation (a life science and technology company that develops and sells biochemical and organic chemical products and kits) since November 2010; prior thereto served as Vice President and Chief Financial Officer of Sigma-Aldrich Corporation since October 2008; prior thereto worked in various positions with ArvinMeritor, Inc. since 1999, including Senior Vice President and President of Asia Pacific from 2007 to October 2008, Senior Vice President-Strategy and Corporate Development from 2005 to 2007 and Vice President and Corporate Controller/Interim CFO from 2003 to 2005.  Among the qualities, skills and attributes desired by our Board, Mr. Sachdev has

•      Global experience;

•      CEO experience;

•      Extensive M&A experience;

•      Investment banking and capital markets expertise;

•      Public company board experience;

•      Corporate governance knowledge;

•      Expertise in matters of public accounting;

•      CFO experience; and

•      Gender, ethnic or racial diversity.

Jane L. Warner	68	2013

Retired Executive Vice President, Decorative Surfaces and Finishing, of Illinois Tool Works Inc. (a manufacturer of engineered fasteners and components, equipment and consumable systems, and specialty products); employed by Illinois Tool Works Inc. from 2005 to 2013.  Prior thereto, she served as President of Plexus Systems LLC from 2004 to 2005.  (One of our directors, Dean A. Foate, is the President and Chief Executive Officer of Plexus Corporation.  Plexus Systems LLC is not affiliated with Plexus Corporation.)  She also served in various capacities with Electronic Data Systems Corporation from 2000 to 2004, including serving as President, Global Manufacturing Industry Group, from 2002 to 2004.  Ms. Warner also served as Executive Vice President for first tier supplier Textron Automotive from 1994 to 1999.  Prior thereto, she held executive positions in manufacturing, engineering and human resources over a 20-year span at General Motors Corporation.  Ms. Warner is a director of Tenneco Inc.  Among the qualities, skills and attributes desired by our Board, Ms. Warner has

•      Global experience;

•      Experience in manufacturing;

•      Public company board experience;

•      Corporate governance knowledge;  and

•      Gender, ethnic or racial diversity.

BOARD OF DIRECTORS

Corporate Governance and Independent Directors

The Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board.  The Corporate Governance Guidelines are available, free of charge, on our website at www.regalbeloit.com.  We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the listing standards of the NYSE.  The Board has also adopted certain categorical standards of director independence to assist it in making determinations of director independence and which are contained in the Corporate Governance Guidelines.  The categorical standards of director independence adopted by the Board are available on our website at www.regalbeloit.com.

Based on these standards, the Board has affirmatively determined by resolution that Messrs. Burt, Doerr, Fischer, Foate, Sachdev and Stoelting and Ms. Warner and Ms. Chaibi have no material relationship with the Company, and, therefore, each is independent in accordance with the NYSE listing standards and with the categorical standards of director independence adopted by the Board.  The Board will regularly review the continuing independence of the directors.

Code of Business Conduct and Ethics

The Board has adopted the Regal-Beloit Corporation Code of Business Conduct and Ethics, which applies to our directors, officers and employees. The Code is available, free of charge, on our website at www.regalbeloit.com.

Board Leadership Structure

Our Board does not have a policy on whether or not the roles of CEO and Chairman should be separate.  Our Board reserves the right to vest the responsibilities of the CEO and Chairman in different individuals or in the same individual if in the Board’s judgment a combined CEO and Chairman position is in the best interest of our company.  In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, the Board will designate a Presiding Director from among the independent directors to preside at non-employee director executive sessions.

Our Board believes that Mr. Gliebe, as Chairman of the Board, best serves the needs of the Board and our shareholders.  Our Board made this determination in part because it believes that Mr. Gliebe’s extensive experience and qualifications within our industries and in-depth knowledge of our markets and customer base allows him to provide strong leadership and act as a unified spokesperson on behalf of the Company.  Our Board also believes that having Mr. Gliebe serve as both our Chief Executive Officer and our Chairman of the Board will allow him to leverage the information gained from both roles to lead the Company most effectively.

Presiding Director

To supplement the combined Chairman and CEO position, our Board created a Presiding Director role.  The position of the Presiding Director rotates periodically among the non-employee directors as determined by the Board upon the recommendation of the Corporate Governance and Director Affairs Committee.  Mr. Stoelting currently serves as the Presiding Director.  The Presiding Director is an independent and empowered director who is appointed by the independent directors and who works closely with the Chairman.

In addition to serving as the principal liaison between the independent directors and the Chairman in matters relating to the Board as a whole, the primary responsibilities of the Presiding Director are as follows:

•             Preside at all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors, and establish agendas for such executive sessions in consultation with the other directors and the Chairman;

•             Review and approve proposed Board meeting agendas;

•             Review and approve Board meeting schedules to help assure that there is sufficient time for discussion of all agenda items;

•             Have the authority to call meetings of the independent directors as appropriate;

•             Participate, with the Chair of the Compensation and Human Resources Committee, in communicating to the CEO the results of the Board’s annual review of the CEO’s performance; and

•             Be available, as deemed appropriate by the Board, for consultation and direct communication with shareholders.

Oversight of Risk Management

Our full Board is responsible for the oversight of our company’s operational and strategic risk management process. The Board believes that oversight of risk management belongs at the full Board level rather than with any one particular committee primarily because of the importance of understanding and mitigating risk to the overall success of the Company.  In furtherance of the Board’s risk management oversight goals, the Board oversees the work of a Risk and Compliance Committee comprised of senior management and key managers of certain of our company’s business units and functions around the world.  The Risk and Compliance Committee is charged with, among other things, identifying, assessing and developing a mitigation strategy for significant risks that could impact our ability to meet our objectives and execute our strategies.

The Risk and Compliance Committee identifies and clarifies significant risks that may impact our company and assesses those risks, resulting in the establishment of a plan response/mitigation strategy for significant risks.  The Risk and Compliance Committee delivers a summary of its activities and findings directly to our CEO, the Audit Committee, and our full Board.  The summary is also used by our management team as part of our disclosure controls and procedures to ensure that information regarding risks applicable to our company are appropriately disclosed in our public filings.

While our Board has determined to maintain responsibility for oversight of risk management, it relies on our Audit Committee to address significant financial risk exposures facing our company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board.  Our Board also relies on our Compensation and Human Resources Committee to address significant risk exposures facing our company with respect to compensation programs and incentives, also with appropriate reporting of these risks to be made to the full Board.  Our Board’s role in our company’s risk oversight has not affected our leadership structure.

Executive Sessions

The Board will have at least four regularly scheduled meetings per year at which the non-employee directors will meet in executive session without members of our management being present, and at least one regularly scheduled meeting per year at which the independent directors will meet in executive session without members of management or other directors present.  The non-employee directors may also meet without management present at such other times as they determine appropriate.  Members of the Company’s senior executive management who are not members of the Board will participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of the Board.

Communications with the Board

Shareholders and other interested parties may communicate with the full Board, the Chairman of the Board, non-management directors as a group or individual directors, including the Presiding Director, by delivering a written communication to Regal-Beloit Corporation, Attention: Board of Directors, 200 State Street, Beloit, Wisconsin 53511, or by sending an e-mail communication to board.inquiry@regalbeloit.com.  The communications should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact and should specify the subject matter of the communication. The Company’s Secretary will deliver appropriate communication directly to the director or directors to whom it is addressed.  The Secretary will generally not forward to the director or directors communication that he determines to be primarily commercial in nature or concerns our day-to-day business activities, or that requests general information about the Company.

Concerns about accounting or auditing matters or possible violations of the Regal-Beloit Corporation Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct and Ethics, which is available on our website at www.regalbeloit.com.

Committees

We have standing Audit, Compensation and Human Resources, and Corporate Governance and Director Affairs Committees of the Board.  Each committee is appointed by and reports to the Board.  The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation and Human Resources, and Corporate Governance and Director Affairs Committees.  We make copies of each of these charters available free of charge on our website at www.regalbeloit.com.

Audit Committee.  The Audit Committee consists of Messrs. Fischer (Chairperson) and Stoelting and Ms. Warner.  Each of the members of the committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”).  The Board has determined that each of Messrs. Fischer and Stoelting qualifies as an “audit committee financial expert” as defined in SEC rules and meets the expertise requirements for audit committee members under the NYSE listing standards.  The principal functions performed by the Audit Committee, which met five times in person in 2014, are to assist the Board in monitoring the overall quality of the Company’s financial statements and financial reporting, our independent registered public accounting firm’s qualifications and independence, our accounting controls and policies, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm.  The Audit Committee has presented to shareholders for ratification at the Annual Meeting its selection of our independent registered public accounting firm for 2015.  See “Proposal 5: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2015.”

One member of the Audit Committee, Mr. Fischer, serves on the audit committees of three other public companies.  On January 24, 2015, the Board of Directors considered what it believes to be all of the relevant facts and responsibilities relating to such simultaneous service by Mr. Fischer and affirmatively determined that the simultaneous service would not impair Mr. Fischer’s ability to serve effectively on our Audit Committee.

Compensation and Human Resources Committee.  The Compensation and Human Resources Committee consists of Messrs. Doerr (Chairperson), Foate and Burt.  Each of the members of the Compensation and Human Resources Committee is independent as defined by the NYSE listing standards.  The principal functions of the Compensation and Human Resources Committee, which met five times in 2014, are to help develop our overall compensation philosophy; administer our incentive compensation plans (including our equity incentive plans); determine and approve the compensation of the Chief Executive Officer and the other principal corporate officers; review and monitor succession and leadership development planning; and review, formulate, recommend and administer short- and long-range compensation programs for the principal corporate officers and key employees.  A more complete description of our Compensation and Human Resources Committee’s practices can be found in the Compensation Discussion and Analysis section of this Proxy Statement.  The Compensation and Human Resources Committee from time to time uses independent compensation consultants to assist the Committee in the performance of its responsibilities.  As part of its evaluation of potential compensation consultants, the Committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and NYSE listing standards.  After selecting an independent compensation consultant, the Committee periodically meets with that consultant throughout the year at such times as the Committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation.  In 2014, the Committee selected Towers Watson & Co to serve as its independent compensation consultant.  Towers Watson & Co does not perform any other services for us or our named executive officers other than the services provided at the direction of the Committee.

Corporate Governance and Director Affairs Committee.  The Corporate Governance and Director Affairs Committee consists of Messrs. Sachdev (Chairperson) and Burt and Ms. Chaibi.  Ms. Chaibi replaced Mr. Foate on the Committee upon her appointment to our Board in November 2014.  Each of the members of the Corporate Governance and Director Affairs Committee is independent as defined by the NYSE listing standards.  The principal functions of the Corporate Governance and Director Affairs

Committee, which met five times in 2014, are to develop and recommend to the Board a set of corporate governance principles applicable to our company, including matters of Board organization, membership, compensation, independence and function, and committee structure and membership; take a leadership role in shaping our corporate governance; identify directors qualified to serve on the committees established by the Board; and to recommend to the Board the members and the chairperson for each committee to be filled by the Board. This Committee also serves as the nominating committee of the Board and is responsible for identifying individuals qualified to become directors (consistent with the criteria approved by the Board) and to recommend candidates for all directorships to be filled by the Board or by our shareholders.

Nominations of Directors

The Corporate Governance and Director Affairs Committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Corporate Governance Guidelines under the heading “The Directors-Qualifications.”  The Corporate Governance and Director Affairs Committee will only review recommendations for director nominees from any shareholder or group of shareholders beneficially owning in the aggregate at least 5% of the issued and outstanding shares of our common stock for at least one year as of the date that the recommendation is made.  Recommendations with respect to the 2016 annual meeting of shareholders must be submitted between January 8, 2016 and February 2, 2016 for the recommendation to be considered by the Corporate Governance and Director Affairs Committee.

In identifying and evaluating nominees for director, the Corporate Governance and Director Affairs Committee believes that all directors should be financially literate and must be committed to understanding the Company and its industry, and must also possess the highest personal and professional ethics, integrity and values, and commitment to representing the long-term interest of the shareholders.  Directors must also possess a diverse set of skills and experience with a background in areas that are relevant to our activities. Directors should also be inquisitive and have an objective perspective, a practical wisdom and mature judgment. Directors must be willing and able to devote whatever time is necessary to carry out their duties and responsibilities effectively. Directors will not be nominated unless they are willing to serve for an extended period of time.

While the Corporate Governance and Director Affairs Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity of viewpoint, background, industry knowledge and perspectives, as well as ethnic and gender diversity, as part of its overall evaluation of candidates for director nominees.  Specifically, our criteria for director nominees, included as Appendix A to our Corporate Governance Guidelines, provide that directors should be selected so that our Board represents diverse backgrounds and perspectives.

For a timely recommendation submitted by a shareholder to be considered by the Corporate Governance and Director Affairs Committee, the candidate recommended by a shareholder must be “independent” as defined in the NYSE independence standards and the SEC regulations, and meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines.  The Corporate Governance and Director Affairs Committee will have sole discretion whether to nominate an individual recommended by a shareholder. As to any candidate identified by the Corporate Governance and Director Affairs Committee to become a nominee, the candidate must possess the requisite qualifications, although the Corporate Governance and Director Affairs Committee need not require such nominee to be independent. Nevertheless, we strive to have all directors, other than those directors who are current or former members of our management, be independent as defined by the NYSE independence standards and the SEC regulations.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions.  For purposes of these policies and procedures:

•             a “related person” means any of our directors, executive officers, nominees for director or greater than 5% shareholder, and any of their immediate family members, as well as any entity in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•             a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, the director, executive officer, nominee or beneficial owner who is an immediate family member of a related person, or a business unit or function/department leader of the Company responsible for a proposed related person transaction must notify our General Counsel of certain information relating to proposed related person transactions.  If our General Counsel determines that a proposed transaction is a related person transaction subject to the policy, then he will submit the transaction to the Corporate Governance and Director Affairs Committee for consideration at the next committee meeting or, if expedited consideration is required, to the committee chairperson.  The committee or chairperson, as applicable, will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders.  The chairperson is required to report to the committee at the next committee meeting any approval granted under the policy.

The policy also provides for ongoing review by the General Counsel of any amounts paid or payable to, or received or receivable from, any related person.  Additionally, at least annually, the Corporate Governance and Director Affairs Committee is required to review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from us of more than $60,000.  Based on all relevant facts and circumstances, the committee will determine if it is in the best interests of our company and our shareholders to continue, modify or terminate the related person transaction.

If any of our Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved or ratified under the policy, then the transaction must be disclosed to the Corporate Governance and Director Affairs Committee or its chairperson.  The committee or the chairperson must then determine whether to ratify, amend or terminate the related person transaction, or take any other appropriate action.  If the related person transaction is complete, then the committee or its chairperson will evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

In 2014, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Director Affairs Committee under the policy.

Meetings and Attendance

The Board held four quarterly meetings and four special meetings in 2014.  Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2014, in each case during the period in which the director was serving on the Board or the applicable committee.

Directors are expected to attend our annual meeting of shareholders each year.  All of our directors then serving on the Board, except Ms. Warner, attended the 2014 annual meeting in person.

STOCK OWNERSHIP

Management

The following table sets forth information, as of March 4, 2015, regarding beneficial ownership of our common stock by each director and nominee, each of our current named executive officers as set forth in the Summary Compensation Table, and all of the directors and current executive officers as a group.  As of March 4, 2015, no director or executive officer beneficially owned one percent or more of our common stock.  On that date, the directors and executive officers as a group beneficially owned 2.1% of our common stock.  Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)(4)	Restricted Stock Units(5)
Stephen M. Burt	7,180	1,518
Anesa Chaibi	0	0
Terry R. Colvin	68,793	3,650
Christopher L. Doerr	14,255	1,518
Thomas J. Fischer	13,905	1,518
Dean A. Foate	20,580	1,518
Mark J. Gliebe	368,152	44,250
Charles A. Hinrichs	42,232	10,100
Henry W. Knueppel	232,459	1,518
Rakesh Sachdev	16,180	1,518
Jonathan J. Schlemmer	72,969	11,500
Curtis W. Stoelting	32,187	1,518
Peter C. Underwood	31,418	7,500
Jane L. Warner	1,877	1,518
All directors and executive officer as a group (16 persons)	966,808	93,169

(1)

Includes shares subject to currently exercisable rights to acquire common stock and options exercisable within 60 days of March 4, 2015 as follows:  Mr. Colvin, 60,370 shares; Mr. Gliebe, 298,300 shares; Mr. Hinrichs, 32,850 shares; Mr. Sachdev, 7,000 shares; Mr. Schlemmer, 54,780 shares; Mr. Stoelting, 13,000 shares; Mr. Underwood 24,800 shares; and all directors and executive officers as a group, 529,450 shares.

(2)

The amount shown for Mr. Knueppel includes 12,522 shares that are held in a non-Company sponsored individual retirement account. The amount shown for Mr. Knueppel also includes 217,055 shares held in a trust account.

(3)

The amount shown for Mr. Stoelting includes 9,202 shares held in the Curtis W. Stoelting 1994 Revocable Trust over which Mr. Stoelting retains sole voting and investment power during his lifetime and 805 shares held by Mr. Stoelting’s children, over which he retains investment power.

(4)	Amounts shown for Messrs. Colvin, Gliebe and Schlemmer include 1,610 shares, 798 shares and 1,090 shares, respectively, held in trust under the Company’s 401(k) plans as of December 31, 2014.

(5)	This column includes shares of restricted stock or restricted stock units that are subject to forfeiture until they vest on the third anniversary of the date of grant.

Other Beneficial Owners

The following table sets forth information, as of January 3, 2015, regarding beneficial ownership by the only persons known to us to own more than 5% of our outstanding common stock.  The beneficial ownership information set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership					Percent
Name and Address	Voting Power		Investment Power			of
of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class

The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286	2,525,974	0	3,349,957	53,508	3,403,465	7.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	3,193,529	0	3,336,886	0	3,336,886	7.5%

JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	3,103,923	371	3,238,077	791	3,253,171	7.3%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	30,187	0	2,416,904	25,987	2,442,891	5.5%

PROPOSAL 2:  AMEND AND RESTATE OUR ARTICLES OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

We are asking our shareholders to approve a proposed amendment and restatement of our Articles of Incorporation, as amended (the “Articles”), to provide for a phased-in declassification of our Board (the “Restatement”). The following summary is qualified by reference to the full text of the proposed Amended and Restated Articles of Incorporation attached as Appendix A to this proxy statement, which shows proposed additions indicated by underlining, and proposed deletions indicated by overstriking.  This proposal amends Section 5(a) of the Articles.  The Board has approved the Restatement. If shareholders approve the Restatement at the Annual Meeting, then the phased-in declassification of the Board will begin at our next annual meeting of shareholders to be held in 2016.

Declassification of the Board

Our Board has approved, and recommends that our shareholders approve at the Annual Meeting, the Restatement, which would amend the Articles to eliminate the classified Board structure to provide for an annual election of directors commencing in 2016. The Restatement provides that directors who have been or will be elected to three-year terms prior to the 2016 annual meeting of shareholders, including those elected at the Annual Meeting, will complete those terms. Any director elected to fill a vacancy who is replacing a director who was in the course of serving a three-year term shall serve for the remainder of the predecessor’s term. Beginning with the 2016 annual meeting of shareholders, and at all annual meetings of shareholders thereafter, directors whose terms are expiring will be subject to election for a one-year term expiring at the next annual meeting. As a result, current directors whose terms expire in 2016, 2017 and 2018 will first be elected for one-year terms beginning in those respective years. Beginning with the 2018 annual meeting of shareholders, the entire Board will be elected annually.

Rationale for Declassification

Our Board carefully reviewed the various arguments for and against a classified board structure. Our Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective and reducing our vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to shareholders because such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote. Our Board believes that implementing annual elections for all directors is consistent with our shareholders’ expectations and our ongoing commitment to corporate governance “best practices” where the Board believes that the same are in the best interests of our shareholders. In view of the considerations described above, our Board believes that it is in our and our shareholders’ best interests to eliminate the classified Board structure as proposed.

Effectiveness of the Restatement

If the foregoing proposal to amend and restate the Articles is approved by our shareholders, then the Restatement will be filed with the Wisconsin Department of Financial Institutions.  If our shareholders approve one but not both of our proposals to amend and restate the Articles, then we will file the Restatement containing only the amendments that were approved.

Under Wisconsin law, if shareholders approve the Restatement, then the Restatement will become legally effective when we file the Restatement with the Wisconsin Department of Financial Institutions, which we intend to do as soon as practicable following the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS.

PROPOSAL 3:  AMEND AND RESTATE OUR ARTICLES OF INCORPORATION TO REMOVE HYPHEN FROM OUR LEGAL NAME

We are asking our shareholders to approve a proposed amendment and restatement of our Articles to amend Article I of the Articles to remove the hyphen in our legal name, thus changing our legal name from “Regal-Beloit Corporation” to “Regal Beloit Corporation.”

We conducted a review of our various trademarks, products, promotional literature, and other documents where our legal name is used, and it has become apparent that the hyphen in our name is used inconsistently and in some cases has fallen into disuse.  We believe that removing the hyphen from our legal name will allow us to consistently present our name across production, marketing and legal platforms.  Therefore, our Board believes it is in our and our shareholders’ best interests to remove the hyphen from our legal name.

Effectiveness of the Restatement

If the foregoing proposal to amend and restate the Articles is approved by our shareholders, then the Restatement will be filed with the Wisconsin Department of Financial Institutions.  If our shareholders approve one but both of our proposals to amend and restate the Articles, then we will file the Restatement containing only the amendments that were approved.

Under Wisconsin law, if shareholders approve the Restatement, then the Restatement will become legally effective when we file the Restatement with the Wisconsin Department of Financial Institutions, which we intend to do as soon as practicable following the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION TO REMOVE THE HYPHEN FROM OUR LEGAL NAME.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

What is your compensation philosophy?

Our overall compensation philosophy can be summarized as follows:

•                                          In order to attract and retain talented executives, we believe we should offer overall compensation levels that are competitive in the marketplace.  As a result, we seek to set compensation levels so that our named executive officers (whom we call our “NEOs”) can earn total compensation at approximately the median level compared to similarly situated executives in our peer group.  We consider compensation within a 15% range above or below the fiftieth (50th) percentile of peer group data to be at approximately the “median” level.

•                                          The compensation of our NEOs should be structured so that their interests are aligned with the long-term interests of our shareholders.  We have a “pay-for-performance” philosophy, meaning that we will pay higher compensation to the NEOs if the performance of the company delivers incremental value to the shareholders.

•                                          To further align our NEOs’ interests with the interests of our shareholders, and to reinforce our pay-for-performance philosophy, we believe our NEOs should have the opportunity to earn above-median total compensation if the company performs well, and should earn below-median total compensation if it does not.

We believe this to be a conservative approach to executive compensation.

Do you consider the results of the shareholders’ “say on pay” vote in your philosophy and in determining compensation?

Our shareholders cast a non-binding vote on our NEO’s compensation annually (the “say on pay” vote).  Each year we scrutinize the results of that vote and consider other shareholder inputs to determine whether our shareholders believe we need to change our compensation philosophy or practices.  Most recently, in May 2014, our shareholders supported our NEOs’ compensation with more than 91% of votes cast in favor.  Consistent with this strong vote of shareholder approval, we have not undertaken any material changes to our executive compensation philosophy or programs in response to the outcome of the vote.  However, as described below under “The Elements of Total Compensation — Long-Term Incentives,” we have modified the metric used to determine vesting of a portion of our performance share units to be awarded in 2015.

What compensation policies and practices reflect your compensation philosophy?

What We Do

Pay for Performance (page 27)
Balance Long-Term and Short-Term Incentives (page 29)
Benchmark Compensation Against an Appropriate Peer Group (page 32)
Maintain a Clawback Policy (page 67)
Monitor for Risk-Taking Incentives (page 66)
Maintain Stock Ownership Requirements (page 40)
Prohibit Hedging (page 41)
Limit Perquisites (page 40)
Engage an Independent Compensation Consultant (page 31)
Hold Executive Sessions at Each Committee Meeting

What We Do Not Do

No New Agreements With Gross-Ups for Taxes (page 42)

No Employment Agreements with Pre-Change of Control Severance (page 41)

No “Single Trigger” Severance Agreements (page 41)

No Repricing of Options

No Guaranteed Bonuses or Salary Increases

Did the NEOs’ compensation in 2014 align with corporate performance and the creation of shareholder value?

We believe our executive compensation in 2014 aligned well with the objectives of our compensation philosophy and with our corporate performance. Our company achieved revenues of $3.3 billion, the highest in our company’s history, and completed or announced three acquisitions, the latest being the transformational acquisition of Emerson Electric Co.’s Power Transmission Solutions Business.  We paid our 218th consecutive quarterly dividend and increased the dividend 10% in 2014.  The dividend increase of $.08 per share was double our historical dividend increases in recent years of $.04 per share.  Further, we repurchased 500,000 shares of our common stock in 2014, fully offsetting the dilutive impact of management equity compensation for the year.  Our total shareholder return for the fiscal year ended January 3, 2015 was 3.6%.

Despite the progress we made in 2014, we did not meet the performance thresholds set at the beginning of the year for our annual cash incentive awards under our shareholder-approved Shareholder Value Added (“SVA”) Plan, which we refer to as our SVA Cash Incentive Plan, and therefore no annual cash incentives were earned in 2014.

We believe our compensation of our NEOs aligns well with our performance, but we also believe that this alignment is not always reflected in the Summary Compensation Table in the same way we view the alignment for our internal purposes.  This is because the Summary Compensation Table values are required by Securities and Exchange Commission rules to include the full grant date fair value of equity awards in the year the awards are granted.  The grant date fair value is an accounting value that projects the potential value of awards based on assumptions about, among other things, certain future events.  The grant date fair value is different from the economic value of the awards to our NEOs, which may be lower or higher than the grant date fair value depending on the price of our common stock.  For this reason, we are including in this proxy statement, as a supplement to the required Summary Compensation Table, a comparison of our NEOs’ realizable pay for 2014 with their total compensation as shown in the Summary Compensation Table.

Name and Principal Position	Summary Compensation Table Total Compensation ($)	Total Realizable Compensation ($)

Mark J. Gliebe
Chairman and Chief Executive Officer	7,145,715	5,016,695

Charles A. Hinrichs
Vice President and Chief Financial Officer	1,543,052	1,057,941

Jonathan J. Schlemmer
Chief Operating Officer	1,923,401	1,357,582

Peter C. Underwood
Vice President, General Counsel and Secretary	1,144,293	790,618

Terry R. Colvin
Vice President, Corporate Human Resources	752,272	669,939

The realizable pay disclosure in the table above is the same as the compensation shown in the Summary Compensation Table except that it values equity-based compensation based on the price of our common stock at fiscal year end.  Restricted stock units (“RSUs”) are valued as the product of the number of shares granted to the officer during the year multiplied by the year-end stock price, assuming for purposes of this disclosure that the grants were vested.  Stock appreciation rights (“SARs”) are valued as the product of the number of rights granted to the officer during the year multiplied by the excess, if any, of the year-end stock price over the grant price of the rights, assuming for purposes of this disclosure that the grants were vested.  In addition, the performance share units (“PSUs”) granted to the NEOs in 2014 have been valued using 32% of the target number of shares under the grants (which is approximately the number of shares that would vest if the company’s total relative total shareholder return for the entire applicable performance period is the same as it was for 2014), multiplied by the year-end stock price.

To illustrate how the compensation of our CEO has aligned with our total shareholder return, we are also including the following supplemental graph, which compares our total shareholder return with our CEO’s compensation (as shown in the Summary Compensation Table and on a realizable basis as described above) over our fiscal years 2012 through 2014:

As described in footnote 3 to the Summary Compensation Table, a significant portion of 2014 Realizable Pay and Summary Compensation Table Pay is attributable to an actuarial calculation of the change in the accumulated benefit obligations under the Target Supplemental Retirement Plan, which increased by more than double the 2013 rate. Without the larger actuarial increase in such accumulated benefit obligations in 2014 compared to 2013, 2014 Realizable Pay and Summary Compensation Table Pay would have decreased in 2014 compared to 2013.

Since you have a pay-for-performance compensation philosophy, what percentage of your NEOs’ target compensation is “at risk”?

To focus on both our short and long-term success, our NEOs’ target compensation includes a significant portion—more than 60%, on average—that is “at risk” because the value of such compensation is determined based on the achievement of specified results or subject to forfeiture.  This “at risk” compensation includes compensation elements intended to reward the achievement of both short- and long-term financial goals.  If such goals are not achieved, then performance-related compensation will decrease.  If goals are exceeded, then performance-related compensation will increase.

Payments under our SVA Cash Incentive Plan are “at risk” because the payments are dependent on achievement of one-year performance goals.  In addition, compensation paid in the form of equity awards, such as RSUs, SARs and PSUs, instead of cash is at-risk because its value varies with changes in the stock price.  By creating a total compensation package where a considerable percentage is paid in equity awards that are subject to vesting over multiple years or dependent on achieving multi-year performance goals, our executive officers have a significant stake in the long-term success of the Company and gain financially along with our shareholders.

As shown in the following charts, in fiscal 2014, 61% of the CEO’s target compensation and, on average, 62% of the other NEOs’ target compensation was at-risk.  For purposes of this disclosure, target compensation includes base salary, target annual incentive awards, grant date fair value of equity awards, change in pension value and all other compensation.

Setting Executive Compensation

What is the role of the Board in setting NEOs’ compensation?

The Board’s primary roles in setting our executive compensation are:

•             to annually review and consider our compensation philosophy;

•             to appoint the members of the Committee; and

•             to review and approve certain recommendations of the Committee relating to compensation.

The Committee consists entirely of independent directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of the Securities Exchange Act of 1934.  The current members of the Committee are Messrs. Doerr (Chairman), Burt and Foate.

What is the role of the Committee in setting NEOs’ compensation?

The Committee is responsible for determining the components of our executive compensation program, consistent with the compensation philosophy determined by our Board, and the executive compensation packages offered to our NEOs.  The Committee determines executive salaries, administers our SVA Cash Incentive Plan and administers our long-term equity incentive plans and makes awards under the plans.

The Committee reviews data from market surveys and proxy statements from our established peer group and retains an independent compensation consultant to assess our competitive position with respect to total executive compensation.

The Committee takes various factors into account in setting compensation levels and does not use a formulaic approach, but generally seeks to closely align target total direct compensation (i.e., the sum of base salary, target SVA opportunity, and target long-term incentives) with the peer group and survey median.

What is the role of the CEO in setting NEOs’ compensation?

In its decision-making process, the Committee receives and considers the recommendations of our CEO with respect to compensation to be paid to our executive officers other than himself.  Our CEO makes no recommendation with respect to his own compensation.

Does the Committee use an independent compensation consultant to help in setting NEOs’ compensation?

Yes.  The Committee periodically solicits proposals from independent compensation consultants to assist the Committee in the performance of its responsibilities.  As part of its evaluation of potential compensation consultants, the Committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and NYSE listing standards.  After selecting an independent compensation consultant, the

Committee periodically meets with that consultant throughout the year at such times as the Committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation.  Our CEO has access to the independent compensation consultant only at the direction of the Committee.

Towers Watson & Co. (“Towers Watson”) served as the Committee’s independent compensation consultant for 2014.  In July 2014, the Committee reviewed the independence of Towers Watson and the individual representatives of Towers Watson who served as the Committee’ consultants, including considering factors contained in applicable SEC rules and NYSE listing standards.

The Committee concluded, based on the evaluation described in the preceding paragraph, that Towers Watson was independent and that no conflict of interest was raised by the services performed by Towers Watson.  Towers Watson did not perform any services for our company other than the services provided at the direction of the Committee.

How did the compensation consultant help the Committee in setting NEOs’ compensation for 2014?

In setting compensation for 2014, the Committee directed Towers Watson to assemble compensation data for our NEOs and compare the data against aggregated proxy data and general industry survey data for persons holding similarly-situated positions in our peer group.  The Committee approved an updated peer group for use in setting compensation for 2014, consistent with its policy of reviewing the composition of the peer group every three years for potential changes in light of acquisitions, changes in our size, or other factors it deems appropriate.  Prior to the updates for 2014, the Committee had last updated our peer group in late 2011.  For the 2014 peer group, the Committee selected companies  that it believed to be comparable to our company by generally using the following criteria:

•             Comparable revenue (target companies with annual revenues ranging from approximately 0.5 to 2.0 times our annual revenues and with an overall median revenue that approximates ours );

•             Compete in an industry similar to ours and/or have the level of complexity and business model similar to ours; and

•             Contains companies that we compete with for executive talent.

The Committee expects to revise the peer group next in 2015 to reflect the significantly increased size of the company following the acquisition of Emerson Electric Co.’s Power Transmission Solutions business.

For 2014, the 21 companies in our peer group for purposes of NEO benchmarking were:

Acuity Brands, Inc.	AMETEK, Inc.	Briggs & Stratton Corporation
Colfax Corporation	Crane Co.	Donaldson Company, Inc.
Dresser-Rand Group Inc.	Flowserve Corp.	Harsco Corporation
Hubbell Incorporated	IDEX Corporation	Kennametal Inc.
Lennox International	Lincoln Electric Holdings Inc.	Owens Corning
Rexnord Corporation	Roper Industries Inc.	Snap-On Incorporated
SPX Corporation	The Timken Co.	Xylem Inc.

Towers Watson benchmarked our executive compensation opportunities using (i) the above referenced peer group as the primary benchmark for our CEO, Chief Financial Officer and General Counsel positions and (ii) general industry data from Towers Watson’s Executive Compensation Database as the primary benchmark for our Chief Operating Officer and Vice President, Corporate Human Resources positions.

In reviewing and analyzing these data, Towers Watson considered information for each NEO position with respect to the following elements of compensation:

•                       Base salary;

•                       Target SVA annual cash incentive;

•                       Target total cash compensation (salary and actual annual cash incentive);

•                       Grant-date value of annual long-term incentives; and

•                       Target total direct compensation (sum of target cash and long-term incentives).

In keeping with the Committee approved methodology, Towers Watson analyzed each element of target total direct compensation for our NEOs compared to the market median from the two different data sources.  Towers Watson reported on the methodology that it used in its analysis, provided a summary of its findings, and its observations on our programs relative to the data and market trends in executive compensation.  In connection with this review, Towers Watson also analyzed our annual share utilization rate and dilution relative to market practice.

The Committee did not review peer group data relating to supplemental benefits and perquisites in 2014.  The Committee’s policy is to review such data every three years and it last did so in 2013.

The Elements of Total Compensation

We achieve our executive compensation objectives through the following ongoing programs.  All of our NEOs participate in these programs.

Program	Description	Participants	Objectives
Annual Cash Compensation

Base Salary	Annual cash compensation	All employees	Retention Competitive Practices • Individual contribution

Shareholder Value Added (SVA) Annual Cash Incentive

Annual cash incentive with target awards established at each employee level

Payments can be higher (subject to a 200% cap) or lower than target, based on business unit and total company annual results

Amounts earned above target are deferred and remain subject to forfeiture until they are paid; payment occurs in three equal annual installments beginning in the second year following the performance period

		All executive officers and key employees	Drive superior performance • Across total company • Across business units Competitive Practices Retention Shareholder Alignment

Program	Description	Participants	Objectives
Long-Term Incentive Programs

Long-Term Incentive (LTI) Equity Awards	Long-term incentive awards paid in Stock Appreciation Rights, Restricted Stock Units and Performance Share Units	All executive officers and key employees	Drive superior performance • Individual contribution • Increase stock price Focus on long-term success Ownership Retention Shareholder Alignment

Retirement Programs

Retirement (401(k)) Savings Plan	Company matching and annual contributions	All U.S. Employees	Retention Competitive Practices

Target Supplemental Retirement Plan	Retirement benefits for executives who have at least 10 years of service and work with us until the age of 58	Key Executives	Retention Competitive Practices

Other Executive Benefits

Perquisites and Executive Benefits	Available to certain executives to assure protection of Company assets and/or focus on Company business with minimal disruption	Specific benefits are offered to different groups of executive officers based on business purpose	Retention Competitive Practices

Other Benefits	Medical, welfare and other benefits	All employees	Retention Competitive Practices

Base Salaries

How do you determine base salaries, and what were the NEOs’ base salaries for 2014?

We determine base salaries for our executives based upon job responsibilities, level of experience, individual performance and expectations with respect to contributions to our future performance as well as comparisons to the salaries of executives in similar positions as compared to our peer group.  In April 2014, except for the CEO, the Committee increased the base salaries of our NEOs in accordance with the factors identified in the preceding paragraph.  The CEO’s salary did not change.  Effective as of April 1, 2014, the base salaries of our NEOs were as follows:

Name	Base Salary
Mark J. Gliebe	$925,000
Charles A. Hinrichs	$475,000
Jonathan J. Schlemmer	$575,000
Peter C. Underwood	$395,000
Terry R. Colvin	$345,000

The Committee compared these adjusted base salary levels to the salary levels of the executive officers in our peer group based on proxy statement data as well as general industry data from Towers Watson’s Executive Compensation Database.  Compared to the median base salaries of similarly situated executive officers in the data reviewed by the Committee, Mr. Gliebe’s salary for 2014 placed him 5% below the median, and the salaries of Messrs. Hinrichs, Schlemmer, Underwood and Colvin for 2014 placed them 8% above, 4% below, 5% below and 3% below median, respectively.  The base salary levels set by the Committee did not affect decisions regarding other compensation elements.

Annual Cash Incentives

Do you provide annual cash incentive awards?  If so, how are they structured?

We provide annual cash incentive awards through our SVA Cash Incentive Plan.  “SVA” is a calculation that attempts to approximate the value executives add to our company above our cost of capital.  SVA is calculated by subtracting a charge for the average net capital employed by us during a fiscal year from the net operating profit after tax that we earn during that same year.  The cost of capital we use for this purpose is our weighted average cost of capital, which is determined based on our cost of equity and our after-tax cost of debt.   Pursuant to the terms of the SVA Cash Incentive Plan, all calculations of financial results for purposes of SVA exclude the impact of new acquisitions for the first 12 months following the closing of the acquisition.  We chose SVA as the basis for annual cash incentive awards because we believe it is the corporate performance measure that is tied most directly, both theoretically and empirically, to the creation of shareholder value.

How does SVA work?

Each year, the Committee establishes an SVA target (the “Target SVA”) for the year.  That target is determined pursuant to a formula described below.  Our executives earn annual cash incentives based on a comparison of the actual SVA amount achieved at the end of the year (the “Actual SVA”) compared to the Target SVA.  If Actual SVA for the year is 50% or less of Target SVA, then our NEOs receive no cash incentive for that year.  If Actual SVA equals Target SVA, then our NEOs receive the target cash incentive for that year.  If Actual SVA equals 150% or more of Target SVA, then our NEOs earn double (or 200% of) the target cash incentive for that year.  Actual SVA amounts in between 50% and 150% of Target SVA result in pro-rated cash incentives.  Annual cash incentive amounts earned above 100% of the target amount are paid in installments, with one-third of the above-target amount being paid to the NEO in cash after the end of each of the following three years, as long as his or her employment with us has not been voluntarily terminated (other than upon retirement) or terminated for cause.  We do not credit participants with interest on amounts subject to payment in installments.

Expressed as a table:

If Actual SVA Is	Then Cash Incentive Will Be
< 50% of Target SVA	$ 0
Target SVA	Target Cash Incentive
> 200% of Target SVA	200% of Target Cash Incentive

How do you determine the Target SVA, and what was it for 2014?

The Target SVA for any given year is set by formula. The formula is as follows:

(Previous Year Target SVA + Previous Year Actual SVA)	+	Improvement	=	New Target SVA
2		Factor

To encourage improved performance, the Committee establishes an expected “improvement factor” as reflected in the formula above.  To determine the improvement factor in any given year, the Committee uses a formula established in 2010 with the help of Stern Stewart, an independent compensation consultant, and updated in 2012.  Using that formula for 2014, the improvement factor would have been $6.2 million; however, the Committee increased the improvement factor for 2014 to take into account the effect of the reduction in goodwill on the company’s balance sheet that resulted from a non-cash goodwill impairment charge the company recorded in 2013.  The Committee concluded that the reduction in the capital base would, regardless of the company’s financial performance in 2014, result in the addition of approximately $6.2 million to the total SVA amount in 2014.  To offset the positive impact of this increase on total SVA, therefore, the Committee increased the improvement factor for 2014 by an additional $6.2 million, resulting in an improvement factor of $12.4 million for 2014.

So, for 2014, the Target SVA was $70.4 million, determined as follows:

(2013 Target SVA of $62.8 million + 2013 Actual SVA of $53.1 million)	+	$12.4 million	=	$70.4 million
2

What were the NEOs’ target cash incentive amounts for 2014 and how much did they earn?

For each NEO, the target cash incentive amount is based on a percentage of the base salary paid to him or her.  The Committee, in consultation with Towers Watson and our CEO (other than with respect to his own compensation), set annual cash incentive targets under our SVA Cash Incentive Plan near the median level with respect to each respective position held by our NEOs relative to our peer group.  As a result, our NEOs were given the opportunity to earn above median annual cash incentive awards for generating improvements in our SVA while at the same time facing below median awards (or no awards at all) for failing to meet that objective.  For 2014, the target cash incentive amounts for each of our NEOs were as follows:

Name	Target % of Base Salary	Target Amount
Mark J. Gliebe	115%	$1,063,750
Charles A. Hinrichs	75%	$356,250
Jonathan J. Schlemmer	75%	$431,250
Peter C. Underwood	65%	$256,750
Terry R. Colvin	50%	$172,500

Based on our performance in 2014, we achieved Actual SVA of $29.8 million.  This was below the threshold performance goal, and the Committee therefore determined that no cash incentives would be earned for 2014.

The target cash incentive levels set by the Committee did not affect decisions regarding other compensation elements.

Long-Term Incentives

Do you provide long-term incentives?  If so, how are they structured?

We provide long-term incentives to our NEOs in the form of equity-based compensation.  Consistent with our compensation philosophy, we believe long-term equity incentives help to ensure that our NEOs have a continuing stake in the long-term success of our company and allow our NEOs to earn above-median compensation only if our shareholders experience appreciation in their equity holdings.

Other than in the case of newly hired executives, we generally make determinations concerning long-term equity-based awards in April of each year at the same time we complete our annual performance reviews.  In any event, we grant all equity-based awards effective two days after the release of either our quarterly or annual company financial results.

What long-term incentives were provided to NEOs in 2014?

In 2014, as in 2013, the Committee granted stock appreciation rights, or “SARs,” restricted stock units, or “RSUs,” and performance share units, or “PSUs.”  The proportion of overall long-term incentive target value represented by each form of award also remained the same, consisting of 40% SARs, 40% RSUs and 20% PSUs.  The Committee granted SARs, RSUs and PSUs to each of our NEOs in 2014 in the amounts indicated in the “Grants of Plan-Based Awards Table for Fiscal 2014” and the narrative following the table.  We value SARs using a Black-Scholes formula and PSUs using a Monte Carlo methodology.   Consistent with our overall compensation philosophy, the Committee, after consultation with Towers Watson, granted long-term compensation awards in 2014 at levels approximating the median level of these awards granted by the companies in our peer group.  The target long-term incentive levels set by the Committee did not affect decisions regarding other compensation elements.

Award Type	Description	Other	Vesting Period
SARs	The right to receive stock in an amount equal to the appreciation in value of a share of stock over the base price per share.

The base price per share of all of the SARs is equal to the closing market price of our common stock on the date of grant so that SARs will have value only if the market price of our common stock increases after the grant date. The Committee granted SARs rather than stock options because it views SARs as less dilutive to our shareholders.

Five years (40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date)

RSUs	The right to have us issue a share of our common stock upon the vesting date specified in the award, if the participant is still employed by us at the time of vesting.

In addition to providing competitive compensation and an incentive to create shareholder value, these awards are intended to align management and shareholder interests as well as provide a retention incentive for the executive to remain employed by our company.

Cliff vest on the third anniversary of the grant date

PSUs	The right to have us issue a share of our common stock upon achievement of the performance conditions specified in the award

The 2014 grants have a three-year performance period and will be earned or forfeited based on a performance metric of total shareholder return, or TSR, relative to our peer group over our fiscal years 2014-2017.

For TSR at or below the 25th percentile of the peer group, no PSUs will be earned. For TSR at the 50th percentile of the peer group, the target number of PSUs will be earned. For TSR at the 75th percentile of the peer group, the maximum number of PSUs (which is 200% of the target PSUs) will be earned. For performance between the 50th and 75th percentile, the number of PSUs earned is interpolated between target and maximum

In 2014, the Committee decided to modify the performance goal related to half of the PSUs to be granted in 2015.  In contrast to the PSUs granted in 2014, the 2015 PSUs will have two performance metrics, TSR and adjusted operating profit margin rate.  In the aggregate, the 2015 PSUs continue to represent 20% of the overall long-term incentive target value, with half of the 2015 PSUs being subject to the TSR performance metric and half of them being subject to the adjusted operating profit margin rate performance metric.

Other Benefits and Perquisites

Do you provide any other benefits or perquisites to your NEOs?

We have certain other plans that provide, or may provide, compensation and benefits to our NEOs.  The Committee considers all of these plans and benefits when reviewing total compensation of our NEOs.  These plans include the following:

Plan or Benefit	Description	Other
401(k)

Participants are eligible to contribute a portion of their compensation on a pre-tax basis, up to the limits imposed by the Internal Revenue Service, and we make a matching contribution equal to 100% of the first 1% and 50% of the next 5% of base salary contributed by the employees into their 401(k) accounts.

We also contributed an additional 2% of Mr. Schlemmer’s base salary to his account under our 401(k) plan pursuant to an arrangement established when the Marathon Electric Salaried Employees’ Pension Plan, in which he participated, was frozen at the end of 2008.

Target Supplemental Executive Retirement Plan (“SERP”)	Provides a competitive retirement package by extending retirement benefits without regard to statutory limitations under tax-qualified plans.

We include the Target SERP in our periodic benchmarking of benefits other than direct compensation. The most recent such review was in 2013 and, based on that review, the Committee determined not to modify the current Plan.

Disability Benefits	Provides short-term disability benefit in the form of up to six months of base salary replacement. Provides long-term disability benefit of 60% of base salary.

Life Insurance	We provide our NEOs with company-paid term life insurance.

The premiums paid for each of our NEOs for this life insurance in 2014 are included below in the “Summary Compensation Table for Fiscal Years 2012-2014” in the column entitled “All Other Compensation.” We do not provide a tax gross up in connection with this benefit.

Perquisites	Each of the NEOs had use of a company car for business and personal travel.

Executive Stock Ownership Requirements

To underscore the importance of linking executive compensation and shareholder interests, we have implemented stock ownership requirements for certain executives, including our NEOs.  Executives subject to these stock ownership requirements must own a certain dollar value amount of stock before they are permitted to sell shares (other than shares sold to pay option exercise prices or shares sold or surrendered to cover taxes).  Executives who sell shares in violation of these requirements may be ineligible for future long-term incentive awards.  The stock ownership policy requires the following levels of ownership:

Position	Ownership Required as Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer and Chief Operating Officer	3x
Other Executive Officers	1x

Each of our NEOs are in compliance with this policy either because they own the target value of stock or because they have not sold shares.

Policy Against Hedging Transactions

We have adopted a policy prohibiting our employees, including our NEOs, and our directors from trading in puts, calls and other derivative securities relating to our common stock.  The prohibition includes the purchase of any financial instruments designed to hedge or offset any decrease in the market value of our common stock, whether or not such instruments are classified as derivative securities.

Severance and Change in Control Benefits

We have no employment agreements with any of our NEOs that provide benefits prior to a change in control of our company. However, we have entered into change in control and termination agreements with Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin.

The Committee believes the change in control and termination benefits under the change in control and termination agreements and our equity incentive plans are consistent with the Committee’s overall objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies.

The purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change in control.

All of our change in control agreements contain “double trigger” provisions, which means that, for an executive officer to receive severance benefits under the agreement, in addition to the change in control there must be some adverse change in the circumstances of the executive officer’s employment. The Committee selected the triggering events for change in control and termination benefits to our NEOs based on its judgment that these events were likely to result in the job security distractions and retention concerns described earlier in this paragraph.

Other than the change in control and termination agreements, we have no formal severance program in place for our NEOs.

The Committee has adopted a policy eliminating tax gross-ups from all new change in control and termination agreements that we enter into with our executive officers.  This policy was applied to the change in control and termination agreements entered into with Messrs. Hinrichs, Schlemmer and Underwood, which contain no tax gross-ups.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of our NEOs: (1) the dollar value of base salary and annual cash incentive earned during the years indicated; (2) the full grant date fair value of RSUs, SARs and PSUs granted during the years indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718; (3) the dollar value of earnings for services pursuant to awards granted during the indicated year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the years indicated; (5) all other compensation for the years indicated; and (6) the dollar value of total compensation for the years indicated.  Our NEOs  are our Chairman and CEO, our Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers as of January 3, 2015, the last day of our most recent fiscal year.  In accordance with the rules of the SEC, the table includes information for the fiscal years ended December 29, 2012, December 28, 2013 and January 3, 2015 for each NEO.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2012-2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark J. Gliebe	2014	925,000	0	2,368,846	1,558,954	0	2,261,069	31,846	7,145,715
Chairman and Chief Executive Officer	2013	925,000	0	2,280,680	1,467,807	334,693	941,835	20,591	5,970,606
	2012	898,750	0	1,194,928	2,227,539	775,520	1,547,848	25,154	6,669,738

Charles A. Hinrichs	2014	472,500	0	539,901	355,072	0	154,325	21,254	1,543,052
Vice President and Chief Financial Officer	2013	458,750	0	522,080	336,205	112,167	91,887	21,938	1,543,027
	2012	435,000	0	286,020	559,121	202,893	0	11,015	1,494,049

Jonathan J. Schlemmer	2014	571,250	0	629,818	414,601	0	288,361	19,371	1,923,401
Chief Operating Officer	2013	545,000	0	579,505	372,411	135,083	126,402	17,788	1,776,189
	2012	478,000	0	298,732	581,486	272,480	65,899	18,445	1,715,042

Peter C. Underwood	2014	392,500	0	393,263	258,425	0	86,647	13,458	1,144,293
Vice President, General Counsel and Secretary	2013	379,750	0	393,643	252,872	72,969	44,661	13,159	1,157,054
	2012	360,500	0	216,104	402,567	152,589	0	24,310	1,156,070

Terry R. Colvin	2014	342,500	0	201,466	132,364	0	159,886	14,477	850,693
Vice President, Corporate Human Resources	2013	330,000	0	182,820	117,815	51,948	93,450	14,654	790,687
	2012	308,750	0	100,107	183,392	105,638	74,318	16,874	789,079

(1)

These amounts reflect the full grant date fair value of the RSU awards and PSU awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718, Compensation-Stock Compensation. In the case of PSUs, the amounts shown are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 as follows: Mr. Gliebe — $789,250; Mr. Hinrichs — $180,041; Mr. Schlemmer —$209,350; Mr. Underwood — $131,891; and Mr. Colvin — $66,992. The values of the PSUs at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Gliebe — $1,428,076; Mr. Hinrichs — $325,768; Mr. Schlemmer —$378,800; Mr. Underwood — $238,644; and Mr. Colvin — $121,216. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2014, 2013 and 2012 are included under the caption “Shareholders’ Equity” in Note 9 of the Notes to Consolidated Financial Statements in the 2014, 2013 and 2012 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(2)

These amounts reflect the full grant date fair value of all option awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2014, 2013 and 2012 are included under the caption “Shareholders’ Equity” in Note 9 of the Notes to Consolidated Financial Statements in the 2014, 2013 and 2012 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(3)

The values shown are not current cash benefits, but rather actuarial calculations of the change in the accumulated benefit obligations under the Target Supplemental Retirement Plan. Approximately 29% of the increase in Mr. Gliebe’s pension value in 2014 was the result of a change in the discount rate used in actuarial assumptions. Mr. Gliebe has 32 years of credited service with our company under the Target Supplemental Retirement Plan.

(4)

The amounts shown include payments for personal benefits and for the other items identified in the following sentences. We provide a modest level of personal benefits to NEOs. These personal benefits in 2014 included use of a company car and spousal travel on the corporate aircraft in connection with business travel by the NEO. Other items included in this column for 2014 included the payment of life insurance premiums and company contributions to the NEOs’ 401(k) plan accounts.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that the Committee made to our NEOs during fiscal 2014, including incentive plan awards (equity-based and non-equity based) and other plan-based awards.  Disclosure on a separate line item is provided for each grant of an award made to a NEO during the year.  The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about these awards.  Non-equity incentive plan awards are awards that are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2014

		Date of	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair
Name	Grant Date	Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)(3)	Underlying Options (#)	Awards ($/Sh)	Value of Stock and Option Awards ($)
Mark J. Gliebe	5/07/2014	4/27/2014				9,425	9,425	18,850				789,250
	5/07/2014	4/27/2014							20,850			1,579,596
	5/07/2014	4/27/2014								55,650	75.76	1,558,954
			0	1,063,750	2,127,500

Charles A. Hinrichs	5/07/2014	4/27/2014				2,150	2,150	4,300				180,041
	5/07/2014	4/27/2014							4,750			359,860
	5/07/2014	4/27/2014								12,675	75.76	355,072
			0	356,250	712,500

Jonathan J. Schlemmer	5/07/2014	4/27/2014				2,500	2,500	5,000				209,350
	5/07/2014	4/27/2014							5,550			420,468
	5/07/2014	4/27/2014								14,800	75.76	414,601
			0	431,250	862,500

Peter C. Underwood	5/07/2014	4/27/2014				1,575	1,575	3,150				131,891
	5/07/2014	4/27/2014							3,450			261,372
	5/07/2014	4/27/2014								9,225	75.76	258,425
			0	256,750	513,500

Terry R. Colvin	5/07/2014	4/27/2014				800	800	1,600				66,992
	5/07/2014	4/27/2014							1,775			134,474
	5/07/2014	4/27/2014								4,725	75.76	132,364
			0	172,500	345,000

(1)         These columns reflect the estimated future payouts at the time these awards were granted under the SVA Cash Incentive Plan, based on the base salaries that become effective on April 1, 2014.  No amounts were earned under these awards based on performance during fiscal year 2014.

(2)         These columns show the range of potential payouts for the PSUs that we described in the section titled “The Elements of Total Compensation — Long-Term Incentives” in the Compensation Discussion and Analysis. The number of PSUs that are earned, if any, will be based on performance for fiscal years 2014 to 2016 and will be determined after the end of fiscal year 2016.

(3)         The amounts shown in this column reflect the number of RSUs we granted to each NEO pursuant to our 2013 Equity Incentive Plan.

Equity Incentive Plan Awards

As reflected in the tables above, the Committee granted equity-based awards to our NEOs in 2014.  The Committee granted these awards under our 2013 Equity Incentive Plan, or the 2013 Plan.  Our equity incentive plans are administered by the Committee with respect to key employee participants, and the Committee generally has the authority to set the terms of awards under the plans except to the extent the plans specify such terms.

Effective May 2014, the Committee awarded the RSUs indicated in the table above under the 2013 Plan.  Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these RSUs with an effective grant date of May 7, 2014, which was the beginning of the first open window period following the Committee’s action. These RSUs had a grant date fair value of $75.76 per share as determined pursuant to ASC Topic 718, which is equal to the closing market price of a share of our common stock on the date of grant.  All of the units granted to our NEOs during 2014 remain subject to forfeiture for three years following the date of grant.

The Committee also granted the SARs shown in the table above under the 2013 Plan at a per share base price of $75.76.  Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these SARs with an effective grant date of May 7, 2014, which was the beginning of the first open window period following the Committee’s action.  The base price of the SARs equals the closing market price of a share of our common stock on the date of grant.  The SARs vest and become exercisable over a five-year period, with 40% vesting on the second anniversary of the grant date and 20% vesting on each of the third, fourth and fifth anniversaries of the grant date.  The SARs will expire on May 7, 2024.

The Committee also granted the PSUs shown in the table above under the 2013 Plan.  The Committee approved the performance goals and maximum potential values for the awards in early 2014, and determined the final terms for the grants in April 2014. The PSUs have a three-year performance period, from fiscal year 2014 to fiscal year 2016, and will be earned or forfeited based on a performance metric of total shareholder return relative to our peer group.

Awards under the 2013 Plan and any rights under such awards are generally not assignable, alienable, saleable or transferable by participants.

Shareholder Value Added Cash Incentive Plan

As reflected in the non-equity incentive columns of the tables above, our NEOs participated in the SVA Cash Incentive Plan, which is designed to promote the maximization of shareholder value over the long term.  The SVA Cash Incentive Plan provides annual cash incentive opportunities based on a comparison of actual annual SVA to target SVA for the year in question.  Performance above target SVA earns an annual cash incentive more than the target annual cash incentive while performance below target SVA earns an annual cash incentive less than the target annual cash incentive.  Under the SVA Cash Incentive Plan, the annual cash incentives earned up to 100% of the target amount are fully paid in cash following the end of that year.

Annual cash incentive amounts earned above 100% of the target amount are paid in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, as long as the NEO’s employment with us has not been voluntarily terminated (other than upon retirement) or terminated for cause.  We do not credit participants with interest on amounts subject to payment in installments.  In 2014, no annual cash incentives were  earned.

Supplemental Retirement Plans

The column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table includes amounts attributable to the change in the actuarial present value of the respective accumulated benefits under the Target Supplemental Retirement Plan for each of the NEOs.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards and SARs held by our NEOs on January 3, 2015, including the number of shares underlying both exercisable and unexercisable portions of each stock option and SAR as well as the exercise or grant price and expiration date of each outstanding option and SAR.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Mark J. Gliebe	35,000	0		36.36	1/27/2016
	35,000	0		48.05	2/6/2017
	35,000	0		42.28	5/2/2018
	35,000	0		42.65	5/8/2019
	34,000	8,500	(4)	61.36	5/5/2020
	39,000	26,000	(5)	72.29	5/4/2021
	39,840	59,760	(6)	63.56	5/3/2022
	0	63,850	(7)	64.99	5/2/2023
	0	55,650	(8)	75.76	5/7/2024
						63,050	(9)	4,752,079
									22,825	1,720,320

Charles A. Hinrichs	12,000	8,000	(10)	72.29	5/4/2021
	10,000	15,000	(11)	63.56	5/3/2022
	0	14,625	(12)	64.99	5/2/2023
	0	12,675	(13)	75.76	5/7/2024
						14,600	(14)	1,100,402
									5,225	393,808

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Jonathan J. Schlemmer	8,000	0		36.36	1/27/2016
	6,000	0		44.12	5/1/2017
	6,000	0		42.28	5/2/2018
	6,000	0		42.65	5/8/2019
	4,800	1,200	(15)	61.36	5/5/2020
	9,900	6,600	(16)	72.29	5/4/2021
	10,400	15,600	(17)	63.56	5/3/2022
	0	16,200	(18)	64.99	5/2/2023
	0	14,800	(19)	75.76	5/7/2024
						16,200	(20)	1,220,994
									5,900	444,683

Peter C. Underwood	9,600	6,400	(21)	72.29	5/4/2021
	7,200	10,800	(22)	63.56	5/3/2022
	0	11,000	(23)	64.99	5/2/2023
	0	9,225	(24)	75.76	5/7/2024
						10,900	(25)	821,533
									3,875	292,059

Terry R. Colvin	7,500	0		42.94	9/11/2016
	7,500	0		44.12	5/1/2017
	9,000	0		42.28	5/2/2018
	15,000	0		42.65	5/8/2019
	9,600	2,400	(26)	61.36	5/5/2020
	4,800	3,200	(27)	72.29	5/4/2021
	3,280	4,920	(28)	63.56	5/3/2022
	0	5,125	(29)	64.99	5/2/2023
	0	4,725	(30)	75.76	5/7/2024
						5,225	(31)	393,808
									1,875	141,319

(1)	Exercisable stock options are vested. Unexercisable stock options vest as noted.
(2)

RSUs vest as noted. PSUs are shown at their target levels because performance through the end of fiscal year 2014 was above the threshold level but below the target level. PSUs vest as follows: For Mr. Gliebe: 9,425 units will vest based on performance through the end of fiscal year 2015 and 13,400 units will vest based on performance through the end of fiscal year 2016. For Mr. Hinrichs: 2,150 units will vest based on performance through the end of fiscal year 2015 and 3,075 units will vest based on performance through the end of fiscal year 2016. For Mr. Schlemmer: 2,500 units will vest based on performance through the end of fiscal year 2015 and 3,400 units will vest based on performance through the end of fiscal year 2016. For Mr. Underwood: 1,575 units will vest based on performance through the end of fiscal year 2015 and 2,300 units will vest based on performance through the end of fiscal year 2016. For Mr. Colvin: 800 units will vest based on performance through the end of fiscal year 2015 and 1,075 units will vest based on performance through the end of fiscal year 2016.

(3)	Based on $75.37 per share closing price of our common stock on the New York Stock Exchange on the last trading day of our fiscal year 2014.
(4)	These SARs vest with respect to 8,500 shares on 5/5/2015.
(5)	These SARs vest with respect to 13,000 shares on each of 5/4/2015 and 5/4/2016.
(6)	These SARs vest with respect to 19,920 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.
(7)	These SARs vest with respect to 25,540 shares on 5/2/2015 and 12,770 shares on each of 5/2/2016, 5/2/2017 and 5/2/2018.
(8)	These SARs vest with respect to 22,260 shares on 5/7/2016 and 11,130 shares on each of 5/7/2017, 5/7/2018 and 5/7/2019.
(9)	18,800 shares vest on 5/3/2015, 23,400 shares vest on 5/2/2016 and 20,850 shares vest on 5/7/2017.
(10)	These SARs vest with respect to 4,000 shares on each of 5/4/2015 and 5/4/2016.
(11)	These SARs vest with respect to 5,000 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.
(12)	These SARs vest with respect to 5,850 shares on 5/2/2015 and 2,925 shares on each of 5/2/2016, 5/2/2017 and 5/2/2018.
(13)	These SARs vest with respect to 5,070 shares on 5/7/2016 and 2,535 shares on each of 5/7/2017, 5/7/2018 and 5/7/2019.
(14)	4,500 shares vest on 5/3/2015, 5,350 shares vest on 5/2/2016 and 4,750 shares vest on 5/7/2017.
(15)	These SARs vest with respect to 1,200 shares 5/5/2015.
(16)	These SARs vest with respect to 3,300 shares on each of 5/4/2015 and 5/4/2016.
(17)	These SARs vest with respect to 5,200 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.
(18)	These SARs vest with respect to 6,480 shares on 5/2/2015 and 3,240 shares on each of 5/2/2016, 5/2/2017 and 5/2/2018.
(19)	These SARs vest with respect to 5,920 shares on 5/7/2016 and 2,960 shares on each of 5/7/2017, 5/7/2018 and 5/7/2019.
(20)	4,700 shares vest on 5/3/2015 and 5,950 shares vest on 5/2/2016 and 5,550 shares vest on 5/7/2017.
(21)	These SARs vest with respect to 3,200 shares on each of 5/4/2015 and 5/4/2016.
(22)	These SARs vest with respect to 3,600 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.
(23)	These SARs vest with respect to 4,400 shares on 5/2/2015 and 2,200 shares on each of 5/2/2016, 5/2/2017 and 5/2/2018.
(24)	These SARs vest with respect to 3,690 shares on 5/7/2016 and 1,845 shares on each of 5/7/2017, 5/7/2018 and 5/7/2019.
(25)	3,400 shares vest on 5/3/2015, 4,050 shares vest on 5/2/2016 and 3,450 shares vest on 5/7/2017.
(26)	These SARs vest with respect to 2,400 shares on 5/5/2015.
(27)	These SARs vest with respect to 1,600 shares on each of 5/4/2015 and 5/4/2016.
(28)	These SARs vest with respect to 1,640 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.
(29)	These SARs vest with respect to 2,050 shares on 5/2/2015 and 1,025 shares on each of 5/2/2016, 5/2/2017 and 5/2/2018.
(30)	These SARs vest with respect to 1,890 shares on 5/7/2016, and 945 shares on each of 5/7/2017, 5/7/2018 and 5/7/2019.
(31)	1,575 shares vest on 5/3/2015, 1,875 shares vest on 5/2/2016 and 1,775 shares vest on 5/7/2017.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options and SARs exercised and the stock awards that vested during the last fiscal year for each of our NEOs on an aggregate basis.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2014

	Stock Option Awards		Restricted Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark J. Gliebe	25,000	1,110,500	16,800	1,264,200
Charles A. Hinrichs	—	—	3,600	270,900
Jonathan J. Schlemmer	8,000	357,520	3,100	233,275
Peter C. Underwood	—	—	2,950	221,988
Terry R. Colvin	—	—	1,500	112,875

Retirement Benefits (Target Supplemental Retirement Plan)

The following table sets forth the actuarial present value of each NEO’s accumulated benefit under each non-tax-qualified defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation.  The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of our NEOs are included under the caption “Retirement Plans” in Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 3, 2015 and such information is incorporated herein by reference.  The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in our audited financial statements for the year ended January 3, 2015.  The table also reports any pension benefits paid to each NEO during the year.

PENSION BENEFITS FOR FISCAL 2014

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Mark J. Gliebe	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	32	7,947,229	(1)	0

Charles A. Hinrichs	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	4	246,212		0

Jonathan J. Schlemmer	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	6	553,845		0

Peter C. Underwood	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	4	131,308		0

Terry R. Colvin	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	8	417,003		0

(1)         In addition to the eight years that Mr. Gliebe has been employed by us, he has been credited under the Regal Beloit Target Supplemental Retirement Plan with the 24 years for which he had credit under his previous employer’s retirement plan.  When Mr. Gliebe’s benefits are paid under the Target Supplemental Retirement Plan, we will deduct from the benefit owed to Mr. Gliebe those amounts paid by his previous employer under the previous employer’s retirement plan.

Target Supplemental Retirement Plan

Each of our NEOs participates in the Target Supplemental Retirement Plan, or the Supplemental Plan.  The Supplemental Plan limits participants to officers and other key employees selected by the Committee.  The purpose of the Supplemental Plan is to provide replacement income for executives which is comparable, on a percentage basis, to the retirement income that other employees are entitled to receive and to provide competitive retirement benefits as compared to our peer group of companies.  The Supplemental Plan does this by supplementing retirement income which is lost to higher paid employees due to Social Security caps and limits on income considered for our qualified retirement plans.  Under the Supplemental Plan, participants are entitled, upon retirement, to receive a target supplemental retirement benefit.  This benefit ensures that a participant receives an annual pension benefit that provides up to a maximum of 60% of compensation replacement by paying a benefit that is equal to two percent of the participant’s average annual earnings, which is comprised of the participant’s base salary (including any base salary that the participant waived) and target annual cash incentives, including annual cash incentives pursuant to the SVA Cash Incentive Plan, during the final five years of service with our company, multiplied by the participant’s years of service with our company (up to a maximum of 30 years), less the participant’s Social Security retirement benefit.  For Mr. Gliebe, the monthly pension benefit payable under the Supplemental Plan is reduced by the amount payable to Mr. Gliebe under his previous employer’s retirement plan.  For Mr. Schlemmer, the monthly pension benefit payable under the Supplemental Plan is reduced by the amount payable to Mr. Schlemmer under the Management Supplemental Retirement Plan (discussed below).

To be eligible to receive benefits under the Supplemental Plan upon termination, a participant must have a minimum of 10 years of continuous service and to have reached the age of at least 58 or to have reached the age of 65.  The Committee has discretion to grant additional years of service and/or revise the retirement age requirement for a participant to qualify for benefits.  As part of the compensation package we offered Mr. Hinrichs when he joined our company in 2010, we reduced the years of continuous service required for him to be eligible to receive a retirement benefit under the Supplemental Plan to 7.5 years.

Management Supplemental Retirement Plan

Prior to April 10, 2012, Mr. Schlemmer did not participate in the Target Supplemental Retirement Plan.  Instead, he participated in a plan that was designed to provide a supplemental retirement income benefit for certain employees who were disadvantaged by the freezing of the Marathon Electric Salaried Employees’ Pension Plan at the end of 2008, which we refer to as the “Management Plan.”  The Management Plan supplemented retirement income which was lost as a result of the freezing of the Marathon Electric Salaried Employees’ Pension Plan. Under that plan, eligible participants are entitled to receive a target supplemental retirement benefit that is equal to a specified percent (0.6743% in the case of Mr. Schlemmer) of the participant’s final average annual earnings, which is the average of the participant’s annual base salary during the final five years of service with our company, multiplied by the participant’s years of service with our company on and after January 1, 2009 (up to a maximum of 30 years).

To be eligible to receive benefits under the Management Plan upon termination, a participant must have (i) a minimum of 7 years of vesting service, (ii) a minimum of 15 years of vesting service and to have reached the age of at least 58, (iii) reached the age of 65, or (iv) become disabled.  Certain participants, including Mr. Schlemmer, receive credit for years of vesting service completed with our company and with their previous employer, General Electric Company.  The Committee has discretion to grant additional years of vesting service and/or revise the retirement age requirement for a participant to qualify for benefits, which discretion has never been exercised.

On April 10, 2012, the Committee approved the participation by Mr. Schlemmer in the Target Supplemental Retirement Plan. To reflect his earlier participation in the Management Plan, the monthly pension benefit payable to Mr. Schlemmer under the Target Supplemental Retirement Plan will be reduced by the amount payable to him under the Management Plan.  This reduction is reflected in the terms of the Participation Agreement that Mr. Schlemmer executed in connection with his participation in the Target Supplemental Retirement Plan.

Potential Payments on a Termination or Change in Control

We have no employment agreements with any of our NEOs that provide for any benefits prior to a change in control of our company.  We have entered into agreements and maintain plans that require us to provide certain benefits to our NEOs if we undergo a change in control and if the employment of our NEOs terminates or is adversely affected under circumstances specified in the agreements and plans.

Termination of Employment Prior to a Change in Control

Under our equity incentive plans, if a NEO’s employment with us terminates for any reason other than “cause,” all outstanding stock option and SAR awards generally expire on approximately the 90th day following the termination, and all unvested restricted stock and PSU awards are forfeited, subject, under certain circumstances, to exceptions permitted by the Committee.  If a NEO’s employment is terminated for cause, restricted stock and PSU awards that have not vested are generally forfeited immediately, and each unexpired and uncancelled stock option or SAR award, to the extent not previously exercised, terminates immediately.  “Cause” is defined under our equity incentive plans as (i) the participant’s commission of any felony; (ii) the participant’s fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information or (iii) other acts or omissions by the participant that result in a breach of any fiduciary duty the participant owes to us.

Change in Control without Termination of Employment

Other than the protections provided by our equity incentive plans, we do not maintain any formal severance program for our NEOs outside of the context of a change in control of our company.  In the context of a change in control, however, our key executive employment and termination agreements with each of our NEOs as well as our equity incentive plans require us to provide certain benefits to covered NEOs.  The agreements also provide for enhanced benefits if the employment of the covered NEOs terminates in connection with a change in control of our company.  A change in control under our agreements with our NEOs and our existing equity incentive plans generally means any of the following: (i) a person or entity acquires 20% or more of our common stock, (ii) a change occurs in the composition of the board of directors that is not approved by at least two-thirds of the existing directors, (iii) our shareholders approve a merger, consolidation or share exchange other than one that would result in less than a 50% change in ownership of us as the surviving entity, or (iv) our shareholders approve a plan for our dissolution or liquidation.

Under our agreements with our NEOs, upon a change in control, we are required to cause all restrictions on any restricted stock awards made to the NEO prior to the change in control to lapse and to fully and immediately vest all stock options and SARs granted to the NEO prior to the change in control.  We are also required, after the change in control, generally to maintain base salaries, fringe benefits, and incentive compensation opportunities at a level equivalent to or higher than the level at which we provided such benefits prior to the change in control.

In the event of a change in control, awards granted under our 2013 Equity Incentive Plan are subject to “double-trigger” vesting in a change in control transaction, which means that, if the surviving entity in the transaction agrees to assume the awards, vesting continues and is accelerated only upon a termination of employment without cause or for good reason. If awards are not assumed, then vesting accelerates and performance awards pay out at the higher of trend or target.  Awards granted prior to fiscal year 2013 under our 2003 Equity Incentive Plan, or the 2003 Plan, and the 2007 Equity Incentive Plan, or the 2007 Plan, are subject to different treatment in a change-in-control transaction.  Under the 2003 Plan and the 2007 Plan, in the event of a change-in-control, any participant holding a stock option or SAR may exercise the option or SAR in full, even if the option was not otherwise exercisable, and has the right to receive, upon sixty days’ written notice to us after the change in control, cash equal to the excess of the change in control price of the shares covered under the surrendered option or SAR over the exercise or base price of the surrendered options or SARs.  On the date of the change in control, any unvested restricted stock awards held by a participant under the 2003 Plan or the 2007 Plan vest in full and each participant has the right, upon sixty days’ written notice to us, to receive, in exchange for the surrender of the restricted stock awards, an amount of cash equal to the change in control price of the restricted stock awards.

If the change in control transaction would trigger the adjustment provisions of our existing equity incentive plans, because, under our 2003 Plan, it is a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares, or because, under the 2007 Plan or the 2013 Plan, it is a merger, specified subdivision, combination or dividend of shares, a cash dividend meeting certain requirements, or other event that, in the judgment of the Board or the Committee requires an adjustment to prevent dilution or enlargement of the benefits under the 2007 Plan or the 2013 Plan, the Committee or the Board may make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits available under our equity incentive plans.  Under the adjustment provision, the Committee may also determine a cash payment amount to be paid to the holder of any outstanding award in exchange for cancellation of all or a part of the award.  However, under the 2003 Plan, if the event or transaction creates a change in control, then any such payment must be the greatest amount the participant could have received under the change in control provisions described above and, if the Committee determines it is necessary, each share subject to an award may be substituted by the number and kind of shares, other securities, cash or other property to which holders of our common stock are or will be entitled pursuant to the transaction.

Termination of Employment Connected to a Change in Control

The severance benefits provided under our agreements with our current NEOs are triggered if, during the period starting six months before and ending, in the case of Messrs. Gliebe and Hinrichs, three years or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years, after a change in control of our company, the executive’s employment is terminated.  If the executive’s employment is terminated for cause, or as a consequence of death or disability, our obligations under the agreement are limited to the payment of amounts already earned, plus a prorated portion of any bonus, including annual cash incentives under the SVA Cash Incentive Plan, assuming the performance goal for such bonus had been attained.  We may terminate the executive for “cause” under these agreements if he (i) engages in intentional conduct not taken in good faith that has caused us demonstrable and serious financial injury, (ii) is convicted of a felony which substantially impairs the executive’s ability to perform his duties, or (iii) willfully and unreasonably refuses to perform his duties or responsibilities.

If the executive’s employment is terminated other than for cause or as a result of death or disability, or by the executive with good reason, our full obligations under the agreement will be triggered.  The executive may terminate his employment with “good reason” under the agreements if

•             we breach the terms of the agreement;

•             we reduce the executive’s base salary, annual cash incentive opportunity or benefits;

•             we remove the executive from positions within our company;

•             the executive determines in good faith that there has been a material adverse change in his working conditions or status;

•             we relocate the executive; or

•             we require the executive to travel 20% more frequently than prior to the change in control.

Under the agreements, the executive will receive a termination payment that is equal to, in the case of Messrs. Gliebe and Hinrichs, three times or, in the case of Messrs. Schlemmer, Underwood and Colvin, two times the sum of (1) the executive’s annual base salary then in effect (2) the higher of (i) the executive’s annual cash incentive target bonus for the fiscal year of the termination, which includes annual cash incentive payments under the SVA Cash Incentive Plan, or (ii) the annual cash incentive received in the year prior to the change in control and (3) the value of all fringe benefits.  The agreements with Messrs. Gliebe and Colvin, but not the agreements with Messrs. Hinrichs, Schlemmer and Underwood, also contain a gross-up provision, which provides for additional payments to the executives to compensate them for any excise taxes on payments related to the change in control that may be imposed on the executives under the Internal Revenue Code.  We have adopted a policy prohibiting such gross-up provisions in future change of control and severance agreements with executive officers, and this policy applied to the agreements we entered into with Messrs. Hinrichs, Schlemmer and Underwood.

The executive also will receive outplacement services, health and life insurance for up to, in the case of Messrs. Gliebe and Hinrichs, three years, or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years, and the reimbursement of certain accounting and legal fees related to calculating the tax impact of these payments.  We will also waive any minimum years of service requirements with respect to supplemental retirement programs, including the Target Supplemental Retirement Plan, and will make a payment equal to the value of any additional retirement benefits the executive would receive if he had remained employed for, in the case of Messrs. Gliebe and Hinrichs, three years, or in the case of Messrs. Schlemmer, Underwood and Colvin, two years.  The executive will also be credited with, in the case of Messrs. Gliebe and Hinrichs, three years’ or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years’ additional service under any post-retirement welfare benefit plan that we maintain.  Finally, we will pay any performance awards granted under a long-term incentive plan at target as if all performance requirements were met, but offset by any amount paid upon the change in control under the same award.  We do not currently maintain any long-term cash incentive plan and no awards are outstanding to our NEOs under any such plan.

Tables Summarizing Payments Upon Termination or Change in Control

The following tables describe the potential payments upon termination and change in control.  These tables assume that the triggering event or events occurred on January 3, 2015, the last day of our fiscal year, and the price per share of our common stock was $75.37, the closing market price on the last trading day prior to that date.

The following table sets forth certain information relating to the compensation of Mr. Gliebe, our Chairman and Chief Executive Officer, upon a change in control of our company and following a termination of Mr. Gliebe’s employment.  Mr. Gliebe is not currently eligible for either early retirement or normal retirement.  Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive
Payment of SVA from Prior Years
Termination Payment					$6,060,207
Target Supplemental Plan(3)					9,216,137
Restricted Stock
Unvested and Accelerated				$4,752,079	4,752,079	$4,752,079
Stock Appreciation Rights
Unvested and Accelerated				1,567,694	1,567,694	1,567,694
Performance Share Units
Unvested and Accelerated				2,430,683	2,430,683	476,170
Benefits and Perquisites:
Cash Payment Under Retirement Plans(4)					2,532,451
Post-termination Health & Life Insurance					78,879
Life Insurance Proceeds(5)						650,000
Disability(6)						375,000
Accrued Vacation Pay	$71,154	$71,154	$71,154		71,154	71,154
Accounting and Legal Services					15,000
Outplacement Services					92,500
280G Tax Gross-up					7,283,149
Total:	$71,154	$71,154	$71,154	$8,750,456	$34,099,933	$7,892,097	(7)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.
(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.
(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.
(4)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional three years.
(5)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(6)

Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(7)

The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Hinrichs, our Vice President and Chief Financial Officer, upon a change in control of our company and following a termination of Mr. Hinrichs’ employment.  Mr. Hinrichs is not currently eligible for either early retirement or normal retirement.  Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive
Payment of SVA from Prior Years
Termination Payment					$2,552,814
Target Supplemental Plan(3)					286,446
Restricted Stock
Unvested and Accelerated				$1,100,402	1,100,402	$1,100,402
Stock Appreciation Rights
Unvested and Accelerated				353,598	353,598	353,598
Performance Share Units
Unvested and Accelerated				393,808	393,808	54,311
Benefits and Perquisites:
Cash Payment Under Retirement Plans(4)					645,125
Post-termination Health & Life Insurance					51,391
Life Insurance Proceeds(5)						600,000
Disability(6)						105,000
Accrued Vacation Pay	$36,538	$36,538	$36,538		36,538	36,538
Accounting and Legal Services					15,000
Outplacement Services					47,500
280G Tax Cutback
Total:	$36,538	$36,538	$36,538	$1,847,808	$5,482,622	$2,249,849	(7)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.
(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.
(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.
(4)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional three years.
(5)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(6)

Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(7)

The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Schlemmer, our Chief Operating Officer, upon a change in control of our company and following a termination of Mr. Schlemmer’s employment.  Mr. Schlemmer is not currently eligible for either early retirement or normal retirement.  Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive
Payment of SVA from Prior Years
Termination Payment					$2,048,110
Management Plan(3)					609,000
Restricted Stock
Unvested and Accelerated				$1,220,994	1,220,994	$1,220,994
Stock Appreciation Rights
Unvested and Accelerated				389,532	389,532	389,532
Performance Share Units
Unvested and Accelerated				444,683	444,683	63,152
Benefits and Perquisites:
Cash Payment Under Retirement Plans(4)					717,951
Post-termination Health & Life Insurance					48,844
Life Insurance Proceeds(5)						600,000
Disability(6)						165,000
Accrued Vacation Pay	$44,231	$44,231	$44,231		44,231	44,231
Accounting and Legal Services					15,000
Outplacement Services					57,500
280G Tax Cutback
Total:	$44,231	$44,231	$44,231	$2,055,209	$5,595,845	$2,482,909	(7)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.
(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.
(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.
(4)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional two years.
(5)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(6)

Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(7)

The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Underwood, our Vice President, General Counsel and Secretary, upon a change in control of our company and following a termination of Mr. Underwood’s employment.  Mr. Underwood is not currently eligible for either early retirement or normal retirement.  Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive
Payment of SVA from Prior Years
Termination Payment					$1,327,284
Target Supplemental Plan					214,227
Restricted Stock
Unvested and Accelerated				$821,533	821,533	$821,533
Stock Appreciation Rights
Unvested and Accelerated				261,440	261,440	261,440
Performance Share Units
Unvested and Accelerated				292,059	292,059	39,786
Benefits and Perquisites:
Cash Payment Under Retirement Plans(3)					472,544
Post-termination Health & Life Insurance					48,844
Life Insurance Proceeds(4)						600,000
Disability(5)						57,000
Accrued Vacation Pay	$30,385	$30,385	$30,385		30,385	30,385
Accounting and Legal Services					15,000
Outplacement Services					39,500
280G Tax Cutback
Total:	$30,385	$30,385	$30,385	$1,375,032	$3,522,816	$1,810,144	(6)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.
(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.
(3)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional two years.
(4)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(5)

Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(6)

The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Colvin, our Vice President, Corporate Human Resources, upon a change in control of our company and following a termination of Mr. Colvin’s employment.  Mr. Colvin is not currently eligible for either early retirement or normal retirement.  Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive
Payment of SVA from Prior Years
Termination Payment					$1,060,822
Target Supplemental Plan(3)					444,745
Restricted Stock
Unvested and Accelerated				$393,808	393,808	$393,808
Stock Appreciation Rights
Unvested and Accelerated				188,407	188,407	188,407
Performance Share Units
Unvested and Accelerated				141,319	141,319	20,209
Benefits and Perquisites:
Cash Payment Under Retirement Plans					321,656
Post-termination Health & Life Insurance					48,844
Life Insurance Proceeds(4)						600,000
Disability(5)						27,000
Accrued Vacation Pay	$26,538	$26,538	$26,538		26,538	26,538
Accounting and Legal Services					15,000
Outplacement Services					34,500
280G Tax Gross-up					651,496
Total:	$26,538	$26,538	$26,538	$723,534	$3,327,135	$1,255,962	(6)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.
(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.
(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.
(4)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.
(5)

Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(6)

The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

We set forth below a description of the assumptions that we used in creating the tables above.  Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination.

Current Year SVA Annual Cash Incentive

In the event of a termination of the executive upon retirement, death, disability or in connection with or upon a change in control of our company, the executive is entitled to receive a prorated portion of the target award for the current year SVA.  In the event of a voluntary termination other than retirement, the executive is not entitled to a portion of the target award for the current year SVA.

Prior Year SVA Annual Cash Incentive Subject to Installment Payments

In the event of an involuntary termination not for cause or a termination of the executive upon retirement, death, disability or following a change in control, the executive is entitled to receive the balance of the SVA awards from prior years that have not been paid.  Such amounts will be paid as soon as practical following the termination. In the event of a voluntary termination, the executive is not entitled to any deferred SVA awards from previous years.

Stock Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights

Under our equity incentive plans, in the event of a termination for death, disability or retirement, other than in connection with a change in control, our Board generally has discretion to fully vest any unvested awards.  The tables assume the Board exercises such discretion and fully vests the stock options, SARs, restricted stock and restricted stock units.  All unvested stock options, SARs, restricted stock and restricted stock units are assumed for purposes of the tables to vest upon a change in control.

Performance Share Units

Under our equity incentive plans, in the event of a termination for death, all outstanding performance awards, including PSUs, will be paid following the end of the performance period based on achievement of the performance goals as if the participant had not died, but prorated based on the portion of the performance period completed at the time of death.  In the event of a termination as a result of disability, all outstanding PSUs will be paid based on the degree to which the applicable performance goals have been attained, but prorated based on the portion of the performance period that the participant has completed at the time of termination.  Upon a change in control, unless the acquiring or surviving entity assumes or replaces the outstanding PSUs, all such units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under the units if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change of control.  The tables assume the payment would be at target.

Life Insurance Proceeds

Life insurance proceeds are the death benefits on company paid life insurance.  No life insurance payments will be made in connection with a termination for disability.

Except as otherwise noted, the following items apply only to a termination in the context of a change in control for Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin.  We assume the termination is without cause or by the executive with good reason.  Further, we assume that the change in control and the executive’s termination of employment both occurred on January 3, 2015, the last day of our fiscal year.

Supplemental Retirement Plan

In the event of a termination related to a change in control, we will waive the years of service requirement under the Target Supplemental Retirement Plan.  Amounts reported in the table reflect the present value of the accumulated benefit, using a three and ninety-four one hundredths percent (3.94%) discount rate.

Equity Acceleration

The executive will be entitled to the vesting of all of the executive’s then unvested stock options, SARs, restricted stock and restricted stock units upon a change in control, assuming that the acquirer does not choose to assume or replace the awards, and all PSUs will be deemed earned assuming that the performance goals were achieved at the time of the change in control based on the better of then-current performance trends or target performance.

Cash Payment Under Retirement Plans

The amounts relating to the cash payments under our retirement plans in the tables above reflect the cash payment that is equal to the value of additional retirement benefits that each executive would have received if he remained employed with our company for an additional three years, in the case of Messrs. Gliebe and Hinrichs, or two years, in the case of Messrs. Schlemmer, Underwood and Colvin.

Post-Retirement Health Care Benefits

The executive will be covered under our health and life insurance for, in the case of Messrs. Gliebe and Hinrichs, three years or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years, unless the executive obtains equal or greater benefits from another employer.  We have assumed the executive will not obtain benefits from another employer.

Accounting and Legal Services

We are obligated to reimburse the executive for up to $15,000 for accounting and legal services related to the calculation of the tax gross-up amount described below under “Section 280G Tax Gross-up or Cut Back.”  The tables assume the entire amount is reimbursed to the executive.

Outplacement

The executive will be entitled to receive outplacement services up to the amount that is equal to ten percent (10%) of the executive’s base salary.  The tables assume the executive will use the full amount of this benefit.

Section 280G Tax Gross-up or Cut Back

Upon a change in control of our company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code.  We have agreed to reimburse Messrs. Gliebe and Colvin for all excise taxes that are imposed on them under Section 280G and any income and excise taxes that are payable by them as a result of any reimbursements for Section 280G excise taxes.  We have adopted a policy prohibiting such gross-up provisions in new change of control and severance agreements with executive officers, and this policy applied to the agreements we entered into with Messrs. Hinrichs and Underwood in November 2010 and Mr. Schlemmer in May 2011.  To address Section 280G, the agreements with Messrs. Hinrichs, Schlemmer and Underwood include a “best of” provision pursuant to which, if the amounts payable under the agreement and any other of our plans or agreements with the executive would constitute an excess parachute payment and result in an excise tax being imposed on the executive, then the executive will receive either the full amount of such payments or a lesser amount such that no portion of the payments will be subject to the excise tax, whichever would result in the greater after-tax benefit to the executive.

For Messrs. Gliebe and Colvin, the total Section 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes.  The calculation of the Section 280G gross-up amount in the above tables is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a state income tax rate of 5.0%.  For purposes of the Section 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to any non-competition agreement.  The payment of the Section 280G tax gross-up will be payable to the executive for any excise tax incurred unless the executive is terminated for cause, death, disability or pursuant to a voluntary termination without good reason.  The calculation of this gross-up assumes we can prove, by clear and convincing evidence, that we did not make the equity-based awards in fiscal 2014 in connection with or contemplation of a change in control of our company.

Non-Competition

As a condition to each executive’s entitlement to receive the severance payments and other benefits described in this section, the executive is required to execute a waiver of claims and be bound by the terms of a non-competition agreement which prohibits the executive from working in a business that engages in substantial competition with us, for a period of one year from the executive’s termination of employment.  Our Board may waive this provision.

Risk Assessment of Compensation Policies and Practices

We seek to design our compensation policies and practices to reflect a balanced approach between incentives to achieve short-term and longer-term objectives, both of which we believe will help us achieve sustained growth and success over the long term.  While we recognize that the pursuit of our financial performance objectives and the link between the amount of compensation earned under our incentive arrangements and achievement of the objectives may lead to employee behavior that increases certain risks to our company, we believe that we have designed our compensation programs and policies to mitigate these concerns and help to ensure that our policies and practices are consistent with our risk profile.

Our Board relies on our Compensation and Human Resources Committee to address significant risk exposures facing the company with respect to compensation, with appropriate reporting of these risks to be made to the full Board.  The Committee, with the assistance of management and independent compensation consultants, periodically evaluates our compensation policies and practices to assess whether the risks arising from these policies and practices are likely to have a material adverse effect on our company and to assess the effect on these risks of any changes to our enterprise risk profile.  The Committee did not recommend or implement any material changes in 2014 as a result of its most recent assessment, but has identified or implemented the following measures, among others, that it believes serve to mitigate any risks arising from our compensation policies and practices:

•             We use SVA as the performance measure under our annual cash incentive plans for our executive officers and certain of our key non-executive officer employees in part because it ties rewards for participants to both short-term and long-term results that we actually realize.  We believe that SVA is the corporate performance measure that is tied most directly, both theoretically and empirically, to the creation of long-term shareholder value.  By focusing on our financial performance as a function of invested capital, our SVA-based annual cash incentive plans create incentives for prudent investments in assets that are capable of providing strong long-term returns.

•             We have capped payouts under our SVA-based cash incentive plan for our executive officers at 200% and any cash incentive amounts earned in a year above 100% of the target amount for the year are paid over time in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, so long as the NEO has not voluntarily terminated his or her employment with us or has been terminated for cause.  We believe that capping the maximum annual cash incentive and deferring over three years the payment of any cash incentive amounts earned above the target cash incentive value serve to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.

•             Our SAR, RSU and PSU awards under our long-term incentive compensation arrangements are subject to five- and three-year vesting or performance periods, respectively, which we believe fosters employee retention and further helps to mitigate incentives to take short-term risks, while encouraging our employees to focus on our sustained growth over the long term.  In addition, we have capped the payouts under the PSU awards at 200% of the target amount to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.

•             We have implemented stock ownership guidelines for certain executives, including our NEOs, which we believe help to focus our executives on long-term stock price appreciation and sustainability.

•             We have adopted a clawback policy requiring us to recoup incentive compensation paid to our executive officers on the basis of financial results that are subsequently subject to a material restatement.

•             We have adopted a policy prohibiting our employees, including our NEOs, from trading in puts, calls and other derivative securities relating to our common stock.  The prohibition includes the purchase of any financial instruments designed to hedge or offset any decease in the market value of our common stock.

In addition to the SVA-based annual cash incentive plans discussed above, we maintain revenue-based sales incentive compensation programs for certain of our non-executive officer employees at select business units or functions. The eligible employees are generally engaged in sales functions and our general philosophy regarding their compensation is to provide a portion of their compensation on a variable basis to create incentives for them to bring in new customers and/or increase sales to existing customers. We designed the programs to limit the risks that participants will seek to increase their payouts through low-quality sales or short-term revenue accompanied by long-term costs or additional risks by capping the amount of compensation participants may earn under the programs and by not giving the individual participants final authority over which sales are accepted.  We monitor the programs periodically to determine whether our risk-management objectives are being addressed by these features and intend to modify the programs if necessary to reflect changes to our risk profile.

DIRECTOR COMPENSATION

The following table sets forth certain information relating to the compensation for our directors for the last fiscal year other than for Mr. Gliebe, who received no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Stephen M. Burt	$80,000	$115,004	$195,004

Anesa Chaibi(2)	—	—	—

Christopher L. Doerr (Chair, Compensation and Human Resources Committee)	$90,000	$115,004	$205,004

Thomas J. Fischer (Chair, Audit Committee)	$95,000	$115,004	$210,004

Dean A. Foate	$80,000	$115,004	$195,004

Henry W. Knueppel	$80,000	$115,004	$195,004

Rakesh Sachdev (Chair, Corporate Governance and Director Affairs Committee)	$89,000	$115,004	$204,004

Carol N. Skornicka(3)	$40,000	—	$40,000

Curtis W. Stoelting	$105,000	$115,004	$220,004

Jane L. Warner	$80,000	$115,004	$195,004

(1)            These amounts reflect the full grant date fair value of all stock awards granted during fiscal 2014, computed in accordance with FASB ASC Topic 718.  As of January 3, 2015, the outstanding number of option awards for Messrs. Burt, Doerr, Fischer, Foate, Knueppel, Stoelting and Sachdev, Ms. Chaibi and Ms. Warner were 0, 0, 0, 0, 0, 13,000, 7,000, 0 and 0, respectively.  Each director other than Ms. Chaibi, who joined the Board on November 10, 2014, was awarded 1,518 shares of restricted common stock during 2014.  As of January 3, 2015, the outstanding number of restricted shares of common stock for Messrs. Burt, Doerr, Fischer, Foate, Knueppel, Stoelting and Sachdev, Ms. Chaibi and Ms. Warner were 3,328, 3,328, 3,328, 3,328, 3,328, 3,328, 3,328, 0 and 1,518, respectively.

(2)            Ms. Chaibi joined the Board of Directors on November 10, 2014 and, based on such timing near the end of our fiscal year, did not receive any portion of the annual retainer fee or the annual restricted stock award.

(3)            Ms. Skornicka retired from the Board of Directors on April 28, 2014, at the expiration of her term at the 2014 annual meeting of shareholders.

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board in the industry in which we operate.  The equity portion of director compensation is designed to align directors’ interests with shareholders’ interests.  The non-employee directors are paid the following fees:

•             Annual retainer fee of $80,000 for each director.

•             Annual retainer fee of $25,000 for the presiding director.

•             Annual retainer fee of $15,000 for the chair of the Audit Committee; $10,000 for the chair of the Compensation and Human Resources Committee; and $9,000 for the chair of the Corporate Governance and Director Affairs Committee.

•             Shares of restricted stock with a value of approximately $115,000 on the grant date.

Each individual non-employee director serving on the Board on April 28, 2014, the date of our 2014 annual shareholders meeting, was awarded 1,518 shares of restricted stock with an effective grant date of May 7, 2014, which was the beginning of the first open window period following the 2014 annual shareholders meeting.  The shares of restricted stock had a grant date fair value of $75.76.  Ms. Chaibi, who joined the Board on November 10, 2014, was not awarded any shares of restricted stock in connection with her appointment to the Board.

REPORT OF THE COMPENSATION AND

HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management.  Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended January 3, 2015.

This report of the Compensation and Human Resources Committee has been presented by the following named directors currently comprising the Committee: Christopher L. Doerr (Chairperson), Stephen M. Burt and Dean A. Foate.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

The current members of the Compensation and Human Resources Committee of the Board of Directors are Christopher L. Doerr (Chairperson), Stephen M. Burt and Dean A Foate.  There are no interlocks among the Committee members and the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently comprised of four directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules.  The Audit Committee operates under a written charter adopted by the Board.

The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States.  The Audit Committee’s responsibility is to monitor and oversee this process.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 16 of the Public Company Accounting Oversight Board, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.  The Audit Committee considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits.  The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 for filing with the SEC.

This report of the Audit Committee has been presented by the following named directors currently comprising the Committee: Thomas J. Fischer (Chairperson), Curtis W. Stoelting and Jane L. Warner.

PROPOSAL 4:  ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote of our shareholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended.  Our Board recommends that you vote in favor of a resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement on pages 25 to 67.  Since the vote is advisory in nature, the results will not be binding on our Board or our Compensation and Human Resources Committee.  However, if there is a significant vote against our executive compensation policies and procedures, our Board and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns.  We intend to hold our next advisory vote on the compensation of our named executive officers at our annual meeting in 2016.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.  UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5:  RATIFICATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

Deloitte & Touche LLP has served as our independent registered public accounting firm since 2002.  The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2015, and this selection is being presented to shareholders for ratification.  The Board recommends to the shareholders the ratification of the selection of Deloitte & Touche LLP to audit the financial statements of our company and our subsidiaries for 2015.  Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

If, prior to the Annual Meeting, Deloitte & Touche LLP declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting.  If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, then the Audit Committee will consider it a direction to select another independent registered public accounting firm for 2015.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our company and our shareholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

Independent Auditor Fees

During the fiscal years ended January 3, 2015 and December 28, 2013, we retained and paid Deloitte & Touche LLP to provide audit and/or other services.  The fees paid to Deloitte & Touche LLP for the years ended January 3, 2015 and December 28, 2013 were as follows:

Audit Fees.  Fees for audit services totaled $4,631,200 in 2014 and $4,852,000 in 2013.  Audit fees included fees and expenses associated with the annual audit, assessment of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees.  Fees for audit-related services totaled $56,360 in 2014 and $86,200 in 2013.  Audit-related fees included fees for services in connection with acquisition related diligence projects, employee benefit audits and certain statutory filings.

Tax Fees.  Fees for tax services totaled $1,412,117 in 2014 and $1,214,836 in 2013.  Tax fees included fees for tax return preparation and reviews, tax consultations and tax advice and planning.

All Other Fees.  There were no such fees paid to Deloitte & Touche LLP in 2014 or 2013.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.  The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees and Tax Fees in 2014. The Audit Committee does not consider the provision of these non-audit services by the independent registered public accounting firm to be incompatible with maintaining auditor independence.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors to file reports of ownership and changes of ownership with the SEC.  The regulations of the SEC require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to us, or written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended January 3, 2015, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

Delivery of Proxy Materials to Households

As described in the Notice of Internet Availability of Proxy Materials that you received, the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2014 Annual Report to Shareholders are available online at www.proxyvote.com.

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, 2014 Annual Report to Shareholders and this proxy statement.  Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, 2014 Annual Report to Shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.  Shareholders sharing an address may also request delivery of a single copy of the 2014 Annual Report to Shareholders or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify the Company of their requests by calling or writing to Peter C. Underwood, Vice President, General Counsel and Secretary, Regal-Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511, telephone number: (608) 364-8800.

SHAREHOLDER PROPOSALS

Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2016 annual meeting of shareholders must be received by us no later than November 19, 2015 to be included in our proxy materials for that meeting.

Further, a shareholder who otherwise intends to present business at the 2016 annual meeting otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2016 annual meeting, but does not intend to have included in our proxy materials) must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before the 2016 annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date that this proxy statement was first mailed to shareholders. This proxy statement was first mailed to shareholders on March 18, 2015.  Under the Bylaws, if we do not receive notice of a shareholder proposal submitted (otherwise than pursuant to Rule 14a-8) between January 8, 2016 and February 2, 2016, then the notice will be considered untimely and we will not be required to present such proposal at the 2016 annual meeting.  If the Board nonetheless chooses to present such proposal at the 2016 annual meeting, then the persons named in proxies solicited by the Board for the 2016 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
REGAL-BELOIT CORPORATION

Peter C. Underwood
Vice President, General Counsel and Secretary

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for 2014.  You may obtain a copy of the Form 10-K by writing to Peter C. Underwood, Vice President, General Counsel and Secretary, Regal-Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511 or on the Company’s website at www.regalbeloit.com.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

If shareholders approve Proposals 2 and 3 at the Annual Meeting, then the Articles of Incorporation will be amended and restated as set forth below (proposed additions indicated by underlining, and proposed deletions indicated by overstriking, except in Article I, where deletion of the hyphen is indentified by underlining).  If our shareholders approve one but not both of Proposals 2 and 3, then the Company will file the Restatement containing only the amendments that were approved.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
REGAL BELOIT CORPORATION
 (Effective April     , 2015)

Pursuant to Section 180.1007 of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the WBCL), these amended and restated articles of incorporation of the corporation (the “Corporation”), which Corporation is organized under Chapter 180 of the Wisconsin Statutes, supersede and take the place of the existing articles of incorporation of the Corporation and any and all amendments thereto:

ARTICLE I

NAME

The name of the Corporation is Regal_Beloit Corporation.

ARTICLE II

PURPOSE

The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL.

ARTICLE III

STOCK

The aggregate number of shares which the Corporation shall have authority to issue is one hundred million (100,000,000) consisting of one class only, designated as “Common Stock” of the par value of one cent ($0.01) per share.

ARTICLE IV

PREEMPTIVE RIGHTS

No holder of any stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

ARTICLE V

BOARD OF DIRECTORS

(a) The authorized number of directors of the Corporation which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by majority of the then authorized number of directors, but in no case shall the authorized number of directors be less than three (3) or more than fifteen (15).  Until the annual meeting of shareholders of the Corporation held in 2016, the directors shall be divided with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible, as determined by the Board of Directors, with the members of each class to hold office until their successors have been elected and qualified, or until their earlier resignation or removal. At each annual meeting of shareholders prior to the annual meeting of shareholders of the Corporation held in 2016, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of directors held in the third year following the year of their election.  Commencing with the annual meeting of shareholders of the Corporation held in 2016, directors shall be elected and shall hold office for terms as follows: (i) at the 2016 annual meeting of shareholders, directors for whom such annual meeting is the annual meeting of shareholders held in the third year following the year of their election (or such directors’ successors) shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until their successors have been elected and qualified, and the remaining directors shall hold office for the term for which they were elected and until their successors have been elected and qualified, (ii) at the 2017 annual meeting of shareholders, directors for whom such annual meeting is the annual meeting of shareholders held in the third year following the year of their election and directors elected at the 2016 annual meeting of shareholders (or such directors’ successors) shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until their successors have been elected and qualified, and the remaining directors shall hold office for the term for which they were elected and until their successors have been elected and qualified, and (iii) at the 2018 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until their successors have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.  Any director elected to fill a vacancy who is replacing a director who was in the course of serving a three-year term shall serve for the remainder of the predecessor’s term.

(b) Any director may be removed from office by the shareholders, but only for cause and only by the affirmative vote of a majority of the votes then entitled to be cast in an election of directors.

(c) Any vacancy occurring on the Board of Directors, including, but not limited to, a vacancy created by an increase in the number of directors or the removal of a director, shall be filled only by the affirmative vote of a majority of the directors then in office, even if such majority is less than a quorum of the board of Directors, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen.

ARTICLE VI

SHAREHOLDER CONSENT ACTION

Action required or permitted by the WBCL to be taken at a shareholder’s meeting may be taken without a meeting by shareholders who would be entitled to vote shares at a meeting with voting power sufficient to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders consenting thereto and delivered to the Corporation for inclusion in its corporate records. Such a consent has the effect of a meeting vote and may be described as such in any document. Such action shall be effective when consents representing the required number of shares are delivered to the Corporation, unless the consents specify a different effective date.

ARTICLE VII

SHAREHOLDER VOTE REQUIRED

Unless a greater number of affirmative votes is required by the WBCL or these Articles of Incorporation, action on a matter, including the election of directors, by shareholders is approved only if a majority of the votes represented in person or by proxy at a meeting at which a quorum is present are cast in favor of the action.

ARTICLE VIII

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 200 State Street, Beloit, Rock County, Wisconsin 53511 and the name of its initial registered agent at such address is Gerald J. Berres.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M83118-P59865 ! ! ! ! ! ! ! ! ! ! ! ! REGAL-BELOIT CORPORATION 200 STATE STREET BELOIT, WI 53511-6254 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For address changes and/or comments, please check this box and write them on the back where indicated. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. REGAL-BELOIT CORPORATION 1a. Stephen M. Burt 1d. Henry W. Knueppel 1b. Anesa Chaibi 1c. Dean A. Foate 2. To approve an amendment and restatement of the Company's Articles of Incorporation to declassify the Company's Board of Directors. 4. Advisory vote on the compensation of the Company's named executive officers. 3. To approve an amendment and restatement of the Company's Articles of Incorporation to remove the hyphen from the Company's legal name. 5. To ratify the selection of Deloitte & Touche LLP as the independent auditors for the Company for the year ending January 2, 2016. Election of Directors The Board of Directors recommends a vote FOR all director nominees listed below and FOR Proposals 2, 3, 4 and 5. Vote on Other Proposals In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please indicate if you plan to attend this meeting. for Against Abstain 1. The election of directors whose terms would expire in 2018. Yes No ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! for Against Abstain

M83119-P59865 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/rbc. REGAL-BELOIT CORPORATION Dear Shareholder: You are cordially invited to attend the Regal-Beloit Corporation Annual Meeting of Shareholders to be held at 9:00 A.M. Central Daylight Time on Monday, April 27, 2015, at the company's headquarters, 200 State Street, Beloit, WI 53511. The accompanying Notice of Annual Meeting and Proxy Statement contains detailed information as to the formal business to be transacted at the meeting. Whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, please complete, sign and date the proxy card attached below and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the meeting and voting in person. Sincerely, REGAL-BELOIT CORPORATION PROXY REGAL-BELOIT CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark J. Gliebe and Peter C. Underwood or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of REGAL-BELOIT CORPORATION (the "Company") held of record by the undersigned as of the close of business on March 4, 2015 at the Annual Meeting of Shareholders to be held on April 27, 2015, at 9:00 A.M. Central Daylight Time, at the Company's headquarters, 200 State Street, Beloit, WI 53511, or any adjournment or postponement thereof. For Plan Holders: The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo Bank, N.A. as Trustee for Regal Beloit Retirement & Savings Plan ("the Plan") to vote all shares of common stock of Regal Beloit allocated to my account as of March 4, 2015. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. (If you noted any address changes/comments above, please mark corresponding box on reverse side.) Please mark, sign, date and return this card promptly using the enclosed envelope. Address change/comments: continued and to be signed on Reverse Side SEE REVERSE SIDE SEE REVERSE SIDE